Exhibit 2.2
                                                                     -----------


                               -------------------

                    ASSET CONTRIBUTION AND PURCHASE AGREEMENT

                               -------------------

                                     Between

                            Merrill Lynch & Co., Inc.

                                       and

                      Merrill Lynch Capital Services, Inc.
                                   as Sellers

                                       and

                             Allegheny Energy, Inc.,

                      Allegheny Energy Supply Company, LLC

                                       and

                      Allegheny Energy Global Markets, LLC,
                                  as Purchasers

                           Dated as of January 8, 2001

                               TABLE OF CONTENTS
                                                                            Page
                             ARTICLE I DEFINITIONS

SECTION 1.01 Certain Defined Terms .........................................   1
SECTION 1.02 Definitions ...................................................   7
SECTION 1.03 Interpretation and Rules of Construction ......................   9

                          ARTICLE II PURCHASE AND SALE

SECTION 2.01 Purchase and Sale of Assets ...................................   9
SECTION 2.02 Assumption and Exclusion of Liabilities .......................  11
SECTION 2.03 Initial Purchase Price; Adjustment of Initial Purchase Price ..  12
SECTION 2.04 Closing .......................................................  12
SECTION 2.05 Closing Deliveries by the Sellers .............................  12
SECTION 2.06 Closing Deliveries by the Purchasers ..........................  13
SECTION 2.07 Post-Closing Adjustment of Initial Purchase Price .............  14
SECTION 2.08 Review of Post-Closing Adjustment of Initial Purchase Price ...  16
SECTION 2.09 Force Majeure Adjustment to Purchase Price ....................  17

            ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLERS

SECTION 3.01 Organization, Authority and Qualification .....................  17
SECTION 3.02 No Conf1ict ...................................................  18
SECTION 3.03 Governmental Consents and Approvals ...........................  18
SECTION 3.04 Litigation ....................................................  18
SECTION 3.05 Compliance with Laws ..........................................  19
SECTION 3.06 Material Contracts ............................................  19
SECTION 3.07 Purchased Assets...............................................  20
SECTION 3.08 Employee Benefit Matters.......................................  20
SECTION 3.09 Taxes..........................................................  21
SECTION 3.10 Brokers........................................................  21
SECTION 3.11 Certain Employees..............................................  21
SECTION 3.12 Selected Financial Data........................................  21
SECTION 3.13 Absence of Certain Changes and Events .........................  22
SECTION 3.14 Reports........................................................  22
SECTION 3.15 Environmental and Other Permits and Licenses;
  Related Matters ..........................................................  22
SECTION 3.16 Accuracy of Information .......................................  23
SECTION 3.17 Williams Contract .............................................  23
SECTION 3.18 Intellectual Property .........................................  24
SECTION 3.19 No Other Representations or Warranties ........................  24

           ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

SECTION 4.01 Organization, Authority and Qualification ....................  24

SECTION 4.02 Capitalization ...............................................  25
SECTION 4.03 No Conf1ict ..................................................  25
SECTION 4.04 Governmental Consents and Approvals ..........................  26
SECTION 4.05 FERC Authorization ...........................................  26
SECTION 4.06 Litigation ...................................................  26
SECTION 4.07 Environmental and Other Permits and Licenses; Related Matters   26
SECTION 4.08 Compliance with Laws .........................................  27
SECTION 4.09 Financial Information ........................................  27
SECTION 4.10 SEC Documents ................................................  28
SECTION 4.11 Taxes ........................................................  28
SECTION 4.12 Brokers ......................................................  29
SECTION 4.13 No Other Representations or Warranties .......................  29

                        ARTICLE V ADDITIONAL AGREEMENTS

SECTION 5.01 Conduct of Business Prior to the Closing ......................  29
SECTION 5.02 Access to Information .........................................  30
SECTION 5.03 Confidentiality ...............................................  32
SECTION 5.04 Regulatory Authorizations .....................................  33
SECTION 5.05 Third Party Notices and Consents ..............................  33
SECTION 5.06 Notice of Developments ........................................  35
SECTION 5.07 Use of Intellectual Property ..................................  35
SECTION 5.08 Non-Competition ...............................................  36
SECTION 5.09 Employee Solicitation .........................................  38
SECTION 5.10 Excluded Liabilities ..........................................  38
SECTION 5.11 Initial Public Offering of Supply .............................  38
SECTION 5.12 Managers or Directors of Supply ...............................  38
SECTION 5.13 Adjustments ...................................................  39
SECTION 5.14 Incorporation of Supply .......................................  39
SECTION 5.15 Transfer of Assets ............................................  39
SECTION 5.16 Further Action ................................................  40
SECTION 5.17 Structured Contracts ..........................................  40
SECTION 5.18 Sale or Transfer of the Membership Interests ..................  40
SECTION 5.19 Additional Put Rights .........................................  41
SECTION 5.20 Ancillary Agreements ..........................................  41
SECTION 5.21 NYMEX Seats ...................................................  41
SECTION 5.22 Pepco Trading Book ............................................  41
SECTION 5.23 Future Intermediation Transactions ............................  42

                          ARTICLE VI EMPLOYEE MATTERS

SECTION 6.01 Offer of Employment ...........................................  42
SECTION 6.02 Compensation and Benefits of Transferred Employees ............  42
SECTION 6.03 Defined Contribution Plans ....................................  43
SECTION 6.04 Flexible Spending Accounts ....................................  43
SECTION 6.05 Medical Claims ................................................  44
SECTION 6.06 Retention Bonuses .............................................  44

SECTION 6.07 Accrued Vacation ..............................................  44
SECTION 6.08 COBRA .........................................................  44

                            ARTICLE VII TAX MATTERS

SECTION 7.01 Conveyance Taxes ..............................................  44
SECTION 7.02 Miscellaneous .................................................  45

                       ARTICLE VIII CONDITIONS TO CLOSING

SECTION 8.01 Conditions to Obligations of the Sellers and the Purchasers....  45
SECTION 8.02 Conditions to Obligations of the Sellers.......................  46
SECTION 8.03 Conditions to Obligations of the Purchasers ...................  46

                           ARTICLE IX INDEMNIFICATION

SECTION 9.01 Survival of Representations and Warranties.....................  48
SECTION 9.02 Indemnification by the Sellers.................................  48
SECTION 9.03 Indemnification by the Purchasers .............................  49
SECTION 9.04 Certain Procedures ............................................  49
SECTION 9.05 Limits on Indemnification .....................................  50

                   ARTICLE X TERMINATION, AMENDMENT AND WAIVER

SECTION 10.01 Termination ..................................................  51
SECTION 10.02 Effect of Termination ........................................  52

                          ARTICLE XI GENERAL PROVISIONS

SECTION 11.01 Expenses .....................................................  52
SECTION 11.02 Notices ......................................................  52
SECTION 11.03 Public Announcements; Confidentiality ........................  54
SECTION 11.04 Severability..................................................  54
SECTION 11.05 Entire Agreement .............................................  55
SECTION 11.06 Assignment of this Agreement; Waiver .........................  55
SECTION 11.07 No Third Party Beneficiaries .................................  55
SECTION 11.08 Amendment ....................................................  55
SECTION 11.09 Governing Law; Jurisdiction; Forum; Waiver of Jury Trial .....  55
SECTION 11.10 Counterparts .................................................  56
SECTION 11.11 Specific Performance .........................................  56

SCHEDULES

2.01(a)(ii)         Transferred Tangible Personal Property
2.01(a)(v)          List of Transferred Contracts
2.01(a)(vii)        List of Membership on Exchanges, Clearinghouses and Others
2.01(b)(i)          Capacity and Energy (Trade IDs)
6.01                List of Eligible Employees
7.02(b)             Allocation of Purchase Price

EXHIBITS

1.01(a)             Form of Assumption Agreement
1.01(b)             Form of Bill of Sale and Assignment
1.01(c)             Form of Fourth Amended and Restated Limited Liability
                      Company Agreement
1.01(d)             Form of Intellectual Property License
1.01(e)             Form of Intermediation Services Agreement
1.01(f)             Form of ML Rule 58 Company Electric Power Master Agreement
1.01(g)             Form of ML Rule 58 Company ISDA Master Agreement
1.01(h)             Form of Referral Agreement
1.01(i)             Form of Transition Agreement

      ASSET CONTRIBUTION AND PURCHASE AGREEMENT (this "AGREEMENT"), dated as of January 8, 2001, between MERRILL LYNCH & CO., INC., a Delaware Corporation ("ML & CO."), and MERRILL LYNCH CAPITAL SERVICES, INC., a Delaware corporation ("MLCS" and, together with ML & Co., the "Sellers"), and ALLEGHENY ENERGY, INC., a Maryland corporation ("ALLEGHENY"), ALLEGHENY ENERGY SUPPLY COMPANY, LLC, a limited liability company organized under the laws of Delaware ("SUPPLY"), and Allegheny Energy Global Markets, LLC, a Delaware limited liability company and a newly formed, wholly owned subsidiary of Supply ("RULE 58 COMPANY" and, together with Allegheny and Supply, the "PURCHASERS").



                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, ML & Co., through MLCS, is engaged in the business of acting as a wholesale power marketer within the jurisdiction of the Federal Energy Regulatory Commission (the "FERC") and in connection therewith trades Energy Commodities (as defined herein) (the "BUSINESS");

     WHEREAS, the Sellers wish to sell to Rule 58 Company, and Rule 58 Company wishes to purchase from the Sellers, the Business, and in connection therewith the Purchasers are willing to assume certain liabilities of the Sellers relating thereto, all upon the terms and subject to the conditions set forth herein; and

     WHEREAS, simultaneously with the execution of this Agreement, certain key employees of the Business have entered into employment agreements with Supply which will become effective at the Closing;


     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Sellers and the Purchasers hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.01 CERTAIN DEFINED TERMS. For purposes of this Agreement:

     "ACQUISITION DOCUMENTS" means this Agreement, the Ancillary Agreements, and any certificate, report or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement.


     "ACTION" means any civil, criminal or administrative claim, action, suit, arbitration, inquiry, proceeding or investigation at law, in equity or otherwise by or before any Governmental Authority or Self-Regulatory Organization.

     "AFFILIATE" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

     "ANCILLARY AGREEMENTS" means the Bill of Sale, the Intellectual Property License, the Transition Agreement, the Assumption Agreement, the Fourth Amended and Restated Limited Liability Company Agreement, the Referral Agreement, the ML Rule 58 Company ISDA Master Agreement, the ML Rule 58 Company Electric Power Master Agreement and the Intermediation Services Agreement and any other agreement that the parties agree shall be an "Ancillary Agreement".

     "ASSUMPTION AGREEMENT" means the Assumption Agreement to be executed by the Purchasers and the Sellers on the Closing Date, substantially in the form of
Exhibit 1.01(a).

     "BILL OF SALE" means the Bill of Sale and Assignment to be executed by the Sellers and acknowledged by Rule 58 Company on the Closing Date, substantially in the form of Exhibit 1.01(b).


     "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which commercial banks are required or authorized by Law to be closed in The City of New York.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended through the Closing Date.

     "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System, as updated through the Closing Date.


     "CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations, proceedings, consent orders or consent agreements.

     "CODE" means the Internal Revenue Code of 1986, as amended through the date hereof.

     "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

     "COUNTERPARTIES" means any Person (other than MLCS) that is a party to one or more of the Hedge Contracts or Structured Contracts.

     "DISCLOSURE SCHEDULES" means the Sellers' Disclosure Schedule and the Purchasers' Disclosure Schedule together.

     "ENCUMBRANCE" means any security interest, pledge, hypothecation, mortgage, lien (including, without limitation, environmental and tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

     "ENERGY COMMODITIES" means petroleum, petroleum products, natural gas, natural gas liquids, electricity, emission allowances, coal, energy in any form, and commodities that are derivatives or products or by-products of any of the foregoing (including, but not limited to, gasoline, heating oil and gas oil), as well as any swap, cap, floor, collar, futures contract, forward contract, option and any other derivative instrument, contract or arrangement, based on any of the aforementioned energy commodities, regardless of whether such instrument, contract or arrangement provides for or results in physical delivery of such energy commodities or cash settlement, including, but not limited to, contracts for the forward delivery of physical output of assets or physical load obligations.


     "ENVIRONMENT" means surface waters, groundwaters, soil, subsurface strata and ambient air.

     "ENVIRONMENTAL CLAIMS" means any Claims arising under any Environmental Law or any Environmental Permit, including, without limitation, (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials exposure or arising from alleged injury or threat of injury to health safety or the Environment.

      "ENVIRONMENTAL LAWS" means all Laws, as in effect on the date hereof as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the Environment or health and safety as they relate to Hazardous Materials exposure, including, without limitation, CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. SS.SS. 6901 ET SEQ.; the Hazardous Materials Transportation Act, 49 U.S.C. SS.SS. 6901 ET SEQ.; the Clean Water Act, 33 U.S.C. SS.SS. 1251 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. SS.SS. 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. SS.SS. 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. SS.SS. 300f ET SEQ.; the Atomic Energy Act, 42 U.S.C. SS.SS. 2011 ET SEQ.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. SS.SS. 136 ET SEQ.; and the Federal Food, Drug and Cosmetic Act, 21 U.S.C. SS.SS. 301 ET SEQ.

     "ENVIRONMENTAL PERMITS" means all permits; approvals, identification numbers, licenses and other authorizations required under or issued pursuant to any applicable Environmental Law.

     "FACILITIES" has the meaning given to such term in that certain Capacity Sale and Tolling Agreement by and among Williams, AES Alamitos, L.L.C., AES Huntington Beach, L.L.C. and AES Redondo Beach, L.L.C., dated as of May 1, 1998, as such agreement is in effect on the date hereof.

     "FORCE MAJEURE" means an act of god such as flood, earthquake, storm, lightning, fire, war, riot, civil disturbance or disobedience or sabotage which could not, through the exercise of reasonable care or diligence, be avoided or overcome that renders one or more of the Facilities entirely inoperable for a continuous period of two (2) or more years or results in the permanent and total impairment of such unit or units.

     "FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT" means the Fourth Amended and Restated Limited Liability Company Agreement to be executed by ML & Co. and Allegheny on the Closing Date, substantially in the form of
Exhibit 1.01(d).

     "GOVERNMENTAL AUTHORITY" means any Self-Regulatory Organization, any United States or non-United States federal, national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, legislative, agency or commission or any court, tribunal or judicial or arbitral body.

     "GOVERNMENTAL ORDER" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

      "HAZARDOUS MATERIALS" means (a) petroleum and petroleum products, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls and radon gas, (b) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material or substance which is regulated by any Environmental Law.

     "HEDGE CONTRACT" means any contract or agreement intended to minimize the risks inherent in, or to realize the profit potential of, a Structured Contract.

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "INDEMNIFIED PARTY" means a Purchaser Indemnified Party or a Seller Indemnified Party, as the case may be.

     "INDEMNIFYING PARTY" means the Sellers pursuant to Section 9.02 and the Purchasers pursuant to Section 9.03, as the case may be.

     "INTELLECTUAL PROPERTY LICENSE" means the Intellectual Property License Agreement to be executed by the Sellers and Rule 58 Company on the Closing Date, substantially in the form of Exhibit 1.01(d).

     "INTERMEDIATION SERVICES AGREEMENT" means the Intermediation Services Agreement to be executed by the parties thereto on the Closing Date substantially in the form of Exhibit 1.01(e).

     "KEY EMPLOYEES" means the employees of the Sellers set forth on Schedule 6.01.

     "LAW" means any United States or non-United States federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including, without limitation, common law).

     "LIABILITIES" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

     "MASTER AGREEMENTS" means all agreements generally known in the commodities trading business as master agreements and documented on International Swaps and Derivatives Association, Inc. master agreements or other form of agreements which provide a legal framework for a trading relationship and govern transactions in Energy Commodities entered into between MLCS and its counterparties.

     "MATERIAL ADVERSE EFFECT" means any circumstance, change in, or effect on the Business that, individually or in the aggregate with any other circumstances, changes in, or effects on, the Business, (a) is, or could reasonably be expected to be, materially adverse to the Purchased Assets, Assumed Liabilities, results of operations or financial condition of the Business, or (b) could reasonably be expected to materially adversely affect the ability of the Purchasers to operate or conduct the Business in the manner in which it is currently operated or conducted by the Sellers; PROVIDED, HOWEVER, that "Material Adverse Effect" shall not include any event, circumstance, change or effect arising out of or attributable to (i) events, circumstances, changes or effects that generally affect the energy markets generally (including legal and regulatory changes), (ii) general economic conditions or events, circumstances, changes or effects affecting the securities markets generally, or
(iii) changes arising from the consummation of the transactions or the announcement of the execution of this Agreement.


     "ML RULE 58 COMPANY ELECTRIC POWER MASTER AGREEMENT" means the Electric Power Master Agreement and the guarantee thereof by Allegheny of Rule 58 Company to be executed by MLCS and Rule 58 Company on the Closing Date, and related Confirmation (with respect to existing and future intermediation hedge transactions) substantially in the form of Exhibit 1.01(f).



      "ML RULE 58 COMPANY ISDA MASTER AGREEMENT" means the International Swaps and Derivatives Association, Inc. Master Agreement and Schedule and Credit Support Annex thereto and the guarantee thereof by Allegheny of Rule 58 Company to be executed by MLCS and Rule 58 Company on the Closing Date, and related Confirmation (with respect to existing and future intermediation hedge transactions) substantially in the form of Exhibit 1.01(g).


     "PERMITTED ENCUMBRANCES" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and which, if commenced, would not be material in amount or effect: (a) liens for Taxes, assessments and governmental charges or levies not yet due and payable; (b) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property.

     "PERSON" means any individual, partnership, firm, corporation, limited liability company, joint stock company, association, trust, joint venture, unincorporated organization or other entity; as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

     "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

     "PURCHASE PRICE BANK ACCOUNT" means a bank account in the United States to be designated by MLCS in a written notice to Supply at least five Business Days before the Closing.

     "PURCHASERS' DISCLOSURE SCHEDULE" means the disclosure schedule, dated as of the date hereof, delivered by the Purchasers to the Sellers in connection with this Agreement.

     "REFERRAL AGREEMENT" means the Referral Agreement to be executed by the Sellers and the Purchasers on the Closing Date, substantially in the form of
Exhibit 1.01(h).

     "REGULATIONS" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

     "RELEASE" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the Environment.

     "REMEDIAL ACTION" means all action to: (a) clean up, remove, treat or handle in any other way any Release of Hazardous Materials in the Environment;
(b) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or the Environment; or (c) perform remedial investigations, feasibility studies, corrective actions, closures and post-remedial or post-closure studies, investigations, operations, maintenance and monitoring.

     "SEC" means the United States Securities and Exchange Commission.

     "SELF-REQULATORY ORGANIZATION" means the National Association of Securities Dealers, Inc., the American Stock Exchange, the National Futures Association, the CBOE, the Chicago Board of Trade, the New York Mercantile Exchange, the New York Stock Exchange, Inc., and any other similar federal, state or foreign self-regulatory body or organization having jurisdiction over the Sellers (to the extent related to the Business) or the Purchasers (as the case may be), any of their respective subsidiaries or Affiliates.

      "SELLERS' DISCLOSURE SCHEDULE" means the disclosure schedule, dated as of the date hereof, delivered by the Sellers to the Purchasers in connection with this Agreement.

     "STRUCTURED CONTRACT" means any contract, agreement or understanding (other than a Hedge Contract) that commits one party or group of parties to the making or taking of delivery of specified Energy Commodities to or from another party or group of parties for a specified price or to make or receive a cash settlement of the value thereof.

     "TAX" or "TAXES" means any and all taxes, fees, levies, assessments, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, occupation, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs and similar charges.

     "TRANSITION AGREEMENT" means the Transition Agreement to be executed by the Sellers and the Purchasers on the Closing Date, substantially in the form of
Exhibit 1.01(i).

     "U.S. GAAP" means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

     "WEEKLY REPORT" shall have the meaning set forth in Section 5.02.

     "WSPP" means the Western Systems Power Pool.

     SECTION 1.02 DEFINITIONS. The following terms have the meanings set forth in the Sections set forth below:

DEFINITION                                                        LOCATION

"ACQUIROR" ..................................................      5.08(d)
"ACQUISITION NOTICE" ........................................      5.08(c)
"ADDITIONAL PEPCO TRADES" ...................................      5.22
"ADVISERS ACT" ..............................................      3.01(b)
"AGREEMENT" .................................................      Preamble
"AES AGREEMENT" .............................................      3.17(a)
"ALLEGHENY" .................................................      Preamble
"ALLEGRO" ...................................................      5.50(d)
"ALLEGRO AGREEMENT" .........................................      5.50(d)
"ALLEGRO SERVICES" ..........................................      5.50(d)
"ASSEMBLY" ..................................................      8.03(g)
"ASSIGNED THIRD PARTY SOFTWARE LICENSE" .....................      5.05(e)
"ASSUMED LIABILITIES" .......................................      2.02(a)
"BUSINESS" ..................................................      Recitals
"BUSINESS INTELLECTUAL PROPERTY" ............................      3.18(a)
"BUSINESS SELECTED DATA" ....................................      3.12(b)
"CALCULATION" ...............................................      2.08(a)
"CHANGE OF CONTROL DATE" ....................................      5.08(d)
"CLOSING" ...................................................      2.04
"CLOSING DATE" ..............................................      2.04
"COMMODITY EXCHANGE ACT" ....................................      3.01(b)
"CPA FIRM" ..................................................      2.08(c)
"DOJ" .......................................................      5.04(b)
"ELIGIBLE EMPLOYEES" ........................................      6.01
"EMPLOYEES" .................................................      6.01
"ERISA" .....................................................      3.08(a)
"ERISA AFFILIATE" ...........................................      3.08(c)
"EXCESS INTERESTS" ..........................................      5.13(b)
"EXCHANGE ACT" ..............................................      4.10(a)
"EXCLUDED ASSETS" ...........................................      2.01(b)
"EXCLUDED LIABILITIES" ......................................      2.02(b)
"FERC".......................................................      Recitals
"FICA AND PAYROLL TAXES" ....................................      6.06

DEFINITION                                                        LOCATION

"FORWARD STRADDLE CONTRACT" .............................         2.07(a)(iv)
"FTC" ...................................................         5.04(b)
"GOVERNOR" ..............................................         8.03(g)
"INITIAL PURCHASE PRICE" ................................         2.03
"INTERIM FINANCIAL STATEMENTS" ..........................         4.09(a)
"IPO" ...................................................         5.ll
"LEGISLATION" ...........................................         8.03(g)
"LOSS" ..................................................         9.02(a)
"MATERIAL CONTRACTS" ....................................         3.06(a)
"MEMBERSHIP INTERESTS" ..................................         2.03
"MERGER" ................................................         5.14(b)
"MERGER SUB" ............................................         5.14(b)
"MERRILL LYNCH MARKS" ...................................         5.07
"ML & CO." ..............................................         Preamble
"MLCS" ..................................................         Preamble
"MLPF&S" ................................................         5.11
"NEW ALLEGRO LICENSE" ...................................         5.05(d)
"NEW HEDGE CONTRACT" ....................................         2.07
"NON-ASSIGNABLE RIGHTS" .................................         5.05(b)
"OPTION STRADDLE CONTRACT" ..............................         2.07(a)(iii)
"PENSION PLAN" ..........................................         3.08(b)
"PEPCO ACCOUNT" .........................................         5.22
"PEPCO CONTRACTS" .......................................         2.01(b)(i)
"PLANS" .................................................         3.08(a)
"PROJECTIONS" ...........................................         4.09(b)
"PUHCA APPROVAL" ........................................         4.04
"PUHCA APPROVAL PERIOD" .................................         2.06(b)
"PUHCA EQUITY APPROVAL" .................................         2.06(b)
"PURCHASER EMPLOYMENT DATE" .............................         6.01
"PURCHASER FINANCIAL STATEMENTS" ........................         4.09(a)
"PURCHASE PRICE" ........................................         2.03
"PURCHASED ASSETS" ......................................         2.01(a)
"PURCHASER INDEMNIFIED PARTY" ...........................         9.02(a)
"PURCHASER'S FSAS" ......................................         6.04
"PURCHASERS" ............................................         Preamble
"PURCHASERS PLANS" ......................................         6.02
"REPORTS" ...............................................         3.14
"REPURCHASE DATE" .......................................         5.15
"RESOLUTION PERIOD" .....................................         2.08(b)
"RESTRICTED PERIOD" .....................................         5.08(a)
"RETENTION BONUSES" .....................................         6.06
"RULE 58 COMPANY" .......................................         Preamble
"SEATS" .................................................         5.21
"SEC DOCUMENTS" .........................................         4.10(a)
"SELLER INDEMNIFIED PARTY" ..............................         9.03(a)
"SELLER MAINTAINED AGREEMENTS" ..........................         5.05(b)
"SELLER'S FSAS" .........................................         6.04
"SELLERS" ...............................................         Preamble
"SENATE" ................................................         8.03(g)
"STRADDLE AMOUNT" .......................................         2.07(a)(iii)
"STRADDLE CONTRACT" .....................................         2.07(a)(iv)
"SUPPLEMENTAL DATA" .....................................         4.09(b)
"SUPPLY" ................................................         Preamble
"TERMINATING PURCHASER BREACH" ..........................         10.01(b)
"TERMINATING SELLER BREACH" .............................         10.01(a)
"THIRD PARTY CLAIMS" ....................................         9.04
"TRANSFERRED CONTRACTS" .................................         2.01(a)(v)
"TRANSFERRED EMPLOYEE" ..................................         6.01
"VALUE PAID HEDGE CONTRACT" .............................         2.07(d)
"VALUE RECEIVED HEDGE CONTRACT" .........................         2.07(d)
"WILLIAMS AGREEMENT" ....................................         3.17

     SECTION 1.03 INTERPRETATION AND RULES OF CONSTRUCTION. In this Agreement, except to the extent that the context otherwise requires:


          (i) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated;

          (ii) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

          (iii) whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation";

          (iv) the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

          (v) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

          (vi) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

          (vii) references to a Person are also to its permitted successors and assigns; and

          (viii) the use of "or" is not intended to be exclusive unless expressly indicated otherwise.

                                   ARTICLE II

                                PURCHASE AND SALE

     SECTION 2.01 PURCHASE AND SALE OF ASSETS. (a) On the terms and subject to the conditions of this Agreement, MLCS shall, and ML & Co. shall cause MLCS to, sell, assign, transfer, convey and deliver to Rule 58 Company, and Rule 58 Company shall, and Allegheny and Supply shall cause Rule 58 Company to, purchase from MLCS, the following assets and properties of MLCS (such assets being referred to as the "PURCHASED ASSETS"):

          (i) the Business as a going concern;

          (ii) the furniture, fixtures, computers, equipment, machinery and other tangible personal property used by the Transferred Employees in the conduct of the Business and listed on Schedule 2.01(a)(ii) and owned or held by MLCS at the Closing Date; provided that if Sellers cannot deliver any of such assetS, Sellers shall pay

Purchasers' costs of acquiring such assets as are not delivered, up to an aggregate amount of $739,600;

          (iii) the goodwill of MLCS relating solely to the Business;

          (iv) rights to the Intellectual Property to the extent provided in the Intellectual Property License;

          (v) subject to Section 5.05 and to the extent provided in Section 5.17, (x) all Structured Contracts, Hedge Contracts, Master Agreements, transactions (whether governed by the Master Agreements or not), contracts and other agreements which expire on or after March 1, 2001 relating to Energy Commodities to be transferred by MLCS to Supply pursuant to this Agreement and listed on Schedule 2.01 (a)(v), and any similar transactions or contracts entered into after the date hereof and prior to the Closing (or in the event the Closing Date is prior to March 1, 2001, any such transactions or contracts existing on the date hereof which expire on or after the Closing Date and prior to March 1, 2001, and identified in a written notice provided to the Purchasers by the Sellers immediately prior to or on the Closing Date) together with all rights, including the right to receive payment of accounts receivable, arising under such Structured Contracts and existing on the Closing Date, less those transactions or contracts that, prior to the Closing Date, have expired or have been fully performed or duly terminated in accordance with their respective terms (and in accordance with the terms of this Agreement) and (y) all rights of MLCS under all other contracts, licenses, sublicenses, agreements, leases, commitments listed on Schedule 2.01 (a)(v) (the items set forth in clauses
     (x) and (y) of this Section 2.01 (a)(v) being the "TRANSFERRED
     CONTRACTS") together with all rights, including the right to receive payment of accounts receivable, arising under such Transferred Contracts and existing on the Closing Date;

          (vi) subject to Section 5.05, all rights of MLCS under all sales and purchase orders and under all bids and offers solely related to the Business and all accounts receivable related to the assets set forth in this clause (vi);

          (vii) the memberships in exchanges or clearinghouses or other rights (whether by contract, equity ownership or otherwise) to trade or clear transactions on or through exchanges, clearinghouses, facilities, systems, platforms or other entities (including, but not limited to, electronic trading facilities) that are listed on Schedule 2.01 (a)(vii);

          (viii) originals or copies of all books, records, ledgers, files, reports, accounts, data, plans and operating records, whether in hard copy, electronic format, magnetic or other media, which are related to the Business (it being understood that any operating records or accounts that are related to the Business which are included in MLCS's operating records or accounts shall not constitute a Purchased Asset); and

          (ix) all claims, causes of action, choses in action, rights of recovery and rights of setoff of any kind (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials, or equipment, or components thereof) related to any of the Purchased Assets described in clauses (i}-(viii) above.

     (b) Notwithstanding anything in Section 2.01(a) to the contrary, the Purchased Assets shall exclude all assets and properties of the Sellers other than the assets specifically identified above (the "EXCLUDED ASSETS"), including, without limitation:

          (i) that certain Transaction Agreement; dated January 25, 1999, between the Sellers and Pepco Services, Inc. (the "PEPCO CONTRACT") and all Hedge Contracts related to the Pepco Contract that are set forth on
     Schedule 2.01(b);

          (ii) transactions in Energy Commodities that were effected prior to January 1999 and hedges, replacements and renewals thereof; and

          (iii) all contracts entered into after the date hereof and prior to the Closing Date between the Sellers and any of their Affiliates.

     SECTION 2.02 ASSUMPTION AND EXCLUSION OF LIABILITIES. (a) On the terms and subject to the conditions of this Agreement, at the Closing, Rule 58 Company shall, and Allegheny and Supply shall cause Rule 58 Company to, assume, pay, perform and discharge (when due and payable) the following Liabilities of MLCS (the "ASSUMED LIABILITIES"):

          (i) all Liabilities arising after the Closing Date out of the obligations to perform (in accordance with their terms) under the Transferred Contracts including all accounts payable related thereto;

          (ii) all Liabilities to Transferred Employees to the extent provided in Article VI; and

          (iii) all Liabilities (other than those set forth in clauses (i) and (ii) above) relating to the Purchased Assets that arise as a result of (x)
     (I) the conduct of the Purchasers on or after the Closing date, (II) the status as owner, lessee, licensee, sublessee, sublicensee, or holder of any right that is part of, the Purchased Assets after the Closing Date, or
     (III) Purchasers' membership on any facility set forth on Section 2.01(a)(vii) after the Closing Date, or (y) a factual predicate for a claim or a cause of action that comes into existence on or after the Closing Date.

     (b) Notwithstanding subsection (a) above, MLCS shall retain, and shall be responsible for paying, performing and discharging when due, and Rule 58 Company shall not assume or have any responsibility for, those certain Liabilities set forth in clauses (v) and (vi) below and all Liabilities of MLCS other than the Assumed Liabilities (the "EXCLUDED LIABILITIES"), including, without limitation:

          (i) all Taxes now or hereafter owed by MLCS or any Affiliate of MLCS, or attributable to the Purchased Assets or the Business, relating to any period, or any portion of any period, ending on or before the day prior to the Closing Date;

          (ii) all Liabilities relating to or arising out of the Excluded
     Assets;

          (iii) all Liabilities to employees and former employees of MLCS or any Affiliate of MLCS not assumed by the Purchasers pursuant to Article VI;

          (iv) all Liabilities arising out of or relating to the Transferred Contracts other than the obligation to perform (after the Closing Date) such agreements in accordance with their terms;

          (v) all Liabilities related to a Governmental Order issued after the Closing Date that relates to megawatt hours sold by the Business prior to the Closing Date;

          (vi) all Liabilities related to any Action brought after the Closing Date that relates to megawatt hours sold by the Business prior to the Closing Date; and

          (vii) all Liabilities arising out of or relating to the conduct of the Business prior to the Closing Date (except to the extent assumed pursuant to Section 2.02(a)(ii)), including, without limitation, any Liability arising out of (x) any failure to properly record in the books and records of the Sellers, the liability associated with any Transferred Contract (in accordance with the customary business practices of Sellers) and (y) any failure to properly maintain the books and accounts of the Business.

     SECTION 2.03 INITIAL PURCHASE PRICE; ADJUSTMENT OF INITIAL PURCHASE PRICE. The initial purchase price for the Purchased Assets shall be $490,000,000 in cash and 2% of the membership interests of Supply (the "MEMBERSHIP INTERESTS") (the cash and the Membership Interests together being the "INITIAL PURCHASE PRICE"). The cash portion of the Initial Purchase Price shall be increased to reflect any amounts Supply has agreed to pay for the Structured Contracts pursuant to Section 5.17 hereof and to account for any Excess Interests pursuant to Section 5.14(b) hereof. The Initial Purchase Price shall also be adjusted in accordance with Section 2.07 and 2.09 hereof. The Initial Purchase Price, as adjusted, in accordance with the terms of this Agreement, is referred to herein as the "PURCHASE PRICE".

     SECTION 2.04 CLOSING. Subject to the terms and conditions of this Agreement, the sale and purchase of the Purchased Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "CLOSING") to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York at 10:00 A.M., New York time, on the fifth Business Day following the satisfaction or waiver of the conditions to closing set forth in Sections 8.01(a),8.02(b)-(d) and 8.03(c)-(e), or at such other place or at such other time or on such other date as the Sellers and the Purchasers may mutually agree upon in writing (the day on which the Closing takes place being the "CLOSING DATE").

     SECTION 2.05 CLOSING DELIVERIES BY THE SELLERS. At the Closing, ML & Co. shall deliver and shall cause MLCS to deliver to the Purchasers:

     (a) the Bill of Sale, and such other instruments, in form and substance reasonably satisfactory to the Purchasers, as may be requested by the Purchasers to transfer the Purchased Assets to the Purchasers or evidence such transfer on the public records and fully executed original counterparts of those documents executed by Williams in connection with the transaction contemplated hereby, and dated January 5,

2001 and other consents to agreements where such consent is required and has been obtained;

     (b) an executed counterpart of the Assumption Agreement, the Intellectual Property License, the Intermediation Services Agreement, the Referral Agreement, the Transition Agreement, the Fourth Amended and Restated Limited Liability Company Agreement (but only if the PUHCA Equity Approval has been granted by the Closing Date), the ML Rule 58 Company Electric Power Master Agreement and the ML Rule 58 Company ISDA Master Agreement;

     (c) a true and complete copy, certified by the secretary or other authorized officer of each of ML & Co. and MLCS, of the resolutions duly and validly adopted by the board of directors or other authorized committee of ML & Co. and MLCS, respectively, evidencing their authorization of the execution and delivery of this Agreement and the Ancillary Agreements to which they are a party, and the consummation of the transactions contemplated hereby and thereby;

     (d) a certificate of the secretary or other authorized officer of ML & Co. and MLCS certifying the names and signatures of the officers of ML & Co. and MLCS, respectively, authorized to sign this Agreement and the Ancillary Agreements and the other documents to be delivered hereunder and thereunder;

     (e) a receipt for the Purchase Price; and

     (f) the certificates and other documents required to be delivered pursuant to Sections 8.01 and 8.03.

     SECTION 2.06 CLOSING DELIVERIES BY THE PURCHASERS. (a) At the Closing, Allegheny and Supply shall deliver, and Allegheny and Supply shall cause Rule 58 Company to deliver to MLCS:

          (i) $490 million by wire transfer in immediately available funds to the Purchase Price Bank Account;

          {ii) subject to Section 2.06(b), executed instruments reasonably satisfactory to the Sellers as are necessary to sell, assign, transfer and convey to MLCS the Membership Interests;

          (iii) an executed counterpart of the Assumption Agreement, the Intellectual Property License, the Referral Agreement, the Transition Agreement, the Intermediation Services Agreement, the Fourth Amended and Restated Limited Liability Company Agreement (but only if the PUHCA Equity Approval has been granted by the Closing Date) the ML Rule 58 Company Electric Power Master Agreement and the ML Rule 58 Company ISDA Master Agreement;

          (iv) a true and complete copy, certified by the secretary or other authorized officer of each of Allegheny, Supply and Rule 58 Company, of the resolutions duly and validly adopted by the board of directors or other authorized committee of Allegheny,

     Supply and Rule 58 Company, respectively, evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby;

          (v) a certificate of the secretary or other authorized officer of Allegheny, Supply and Rule 58 Company certifying the names and signatures of the officers of Allegheny, Supply and Rule 58 Company, respectively, authorized to sign this Agreement and the Ancillary Agreements and the other documents to be delivered hereunder and thereunder; and

          (vi) the certificates and other documents required to be delivered pursuant to Sections 8.01 and 8.02.

     (b) If, on or prior to the Closing Date, Purchasers have not received the approval of the SEC under PUHCA to issue or to convey the Membership Interests to MLCS (THE "PUHCA EQUITY APPROVAL"), the Purchasers shall deliver to Sellers all of the items set forth in Section 2.06(a) above other than the Membership Interests (and the supporting documentation related to the Membership Interests) and an executed copy of the Fourth Amended and Restated Limited Liability Company Agreement. In such event, the Purchasers shall have until May 31, 2001 to obtain PUHCA Equity Approval (the "PUHCA APPROVAL PERIOD") during which time they will use their reasonable best efforts to obtain the PUHCA Equity Approval. In the event that:

          (i) the PUHCA Equity Approval is obtained during the PUHCA Approval Period, then the Purchasers shall deliver to MLCS on the next Business Day following receipt of the PUHCA Equity Approval the Membership Interests (and the supporting documentation related to the Membership Interests pursuant to Section 2.06(a)) and an executed copy of the Fourth Amended and Restated Limited Liability Company Agreement and a payment in cash equal to 2.041% of the amount of any dividends that subsequent to the Closing Date have been paid (or which have been declared and are payable to holders of Membership Interest as of a record date after the Closing Date prior to the registration of the Membership Interest in the name of MLCS) prior to the date the Membership Interests are delivered to MLCS and Sellers shall deliver to the Purchasers an executed copy of the Fourth Amended and Restated Limited Liability Company Agreement; or

          (ii) the PUHCA Approval Period expires without Purchasers having obtained the PUHCA Equity Approval, then the Purchasers shall pay to MLCS on the Business Day next following the expiration of the PUHCA Approval Period an amount in cash equal to $115,000,000 plus interest on such amount equal to the prime rate of Citibank, N.A., calculated on basis of a year of 360 days for the actual number of days elapsed accrued during the period from the Closing Date through the date of payment.

      SECTION 2.07 POST-CLOSING ADJUSTMENT OF INITIAL PURCHASE PRICE. The Initial Purchase Price shall be subject to adjustment after the Closing to reflect the impact of Hedge Contracts into which MLCS enters after the date hereof which, by their terms or as a result of subsequent offsetting Hedge Contracts, have not expired, been fully performed or otherwise terminated in accordance with their terms or by mutual agreement on or prior to the Closing Date (the "NEW HEDGE CONTRACT") as specified in this Section 2.07, PROVIDED that Hedge Contracts relating to Structural Contracts entered into after the date hereof and prior to the Closing Date that are treated as Excluded Assets pursuant to this Agreement shall not constitute a New Hedge Contract.

          (a) The Initial Purchase Price shall be:

          (i) increased by the amount of any premium paid by the Sellers for any New Hedge Contract that is an option where the exercise period is entirely on or after the Closing Date;

          (ii) decreased by the amount of any premium received by the Sellers for any New Hedge Contract that is an option where the exercise period is entirely on or after the Closing Date;

          (iii) increased or decreased by the amount determined pursuant to clause (b) below (the "STRADDLE AMOUNT") for any New Hedge Contract that is an option where the exercise period includes days prior to the Closing Date and on or after the Closing Date (an "OPTION STRADDLE CONTRACT");

          (iv) increased or decreased by the Straddle Amount for any New Hedge Contract that is not an option where a related calculation period or delivery month includes days prior to the Closing Date and on or after the Closing Date (a "FORWARD STRADDLE CONTRACT" and, together with the Option Straddle Contract, a "STRADDLE CONTRACT").

     (b) The Straddle Amount for any Option Straddle Contract shall be equal to the product of (i) a fraction, the numerator of which is the number of days in the exercise period on or after the Closing Date and the denominator of which is the total number of days in the exercise period, and (ii) the premium paid or received by MLCS for such contract.

     (c) The Straddle Amount for any Forward Straddle Contract shall be equal to the product of (i) a fraction, the numerator of which is the number of days in the related calculation period or delivery month on or after the Closing Date and the denominator of which is the total number of days in the related calculation period or delivery month, and (ii) the amount of any payment or the value of any delivery, which shall be equal to the quantity multiplied by the price specified in such contract, made or received by Sellers pursuant to such contract.

     (d) If the Straddle Contract is a Value Paid Hedge Contract, then the Initial Purchase Price shall be increased by the Straddle Amount. If the Straddle Contract is a Value Received Hedge Contract, then the Initial Purchase Price shall be decreased by the Straddle Amount. For purposes hereof a "VALUE PAID HEDGE CONTRACT" is a Straddle Contract where the Sellers have paid a premium or other amount or made a delivery and a "VALUE RECEIVED HEDGE CONTRACT" is where the Sellers have received a premium, other amount or delivery.

     (e) The adjustment amounts for all of the New Hedge Contracts shall be aggregated into one net payment.

     (f) For the avoidance of doubt, (i) this Section 2.07 applies to both forward contracts, swaps, futures contracts and option contracts on Energy Commodities, and (ii) all new Hedge Contracts into which MLCS enters after the date hereof which by their terms have expired, been fully performed or otherwise terminated in accordance with their terms or by mutual agreement on or prior to the Closing Date shall not give rise to any adjustment of the Initial Purchase Price.

     SECTION 2.08 REVIEW OF POST-CLOSING ADJUSTMENT OF INITIAL PRICE. (a) As promptly as practicable, but in any event within 15 Business Days following the Closing Date, the Sellers shall deliver to the Purchasers a report setting forth their calculation (the "CALCULATION") of the adjustments to the Initial Purchase Price required by Section 2.07. The Calculation shall set forth an itemized list of each New Hedge Contract giving rise to an adjustment, the premium paid in respect of such contract, the amount of adjustment to the Purchase Price represented by such contract, and in the case of Straddle Contracts, the calculation of the Straddle Amount, together with a copy of the confirm.

      (b) After receipt of the Calculation, the Purchasers shall have 20 Business Days to review the Calculation. The Sellers shall provide the Purchasers and their authorized representatives with reasonable access during normal business hours and without significant disruption to the business of Sellers to (i) all books and records and employees having relevant information concerning the Calculation to the extent that such information was used in the Calculation and (ii) the accountants of the Sellers, if any, who assisted the Sellers in preparing the Calculation and such accountants' relevant supporting workpapers. Unless the Purchasers deliver written notice to the Sellers on or prior to the 20th Business Day after the Sellers' delivery of the Calculation stating that the Purchasers have objections to the Calculation and describing any such objections with reasonable particularity, Purchasers shall be deemed to have accepted and agreed to the Calculation. If the Purchasers notify the Sellers of their objections to the Calculation, the Sellers and the Purchasers shall, within ten Business Days (or such longer period as the parties may agree) following such notice (the "RESOLUTION PERIOD"), attempt to resolve their differences, and any written resolution by them as to the Calculation shall be final, binding and conclusive.

     (c) If the parties hereto cannot resolve their dispute by the conclusion of the Resolution Period, the parties hereto shall submit the dispute to an independent accounting firm (other than Sellers' accountants or Purchasers' accountants) mutually agreed by Sellers and Purchasers (such firm being referred to as the "CPA FIRM") or, if such firm shall be unable or unwilling to serve in such capacity or if the parties shall otherwise mutually agree, such other nationally recognized firm of independent accountants mutually agreed by the Sellers and the Purchasers (and, in such case, such firm shall be deemed to be the CPA Firm), within ten Business Days after the expiration of the Resolution Period. All fees and expenses relating to the work, if any, to be performed by the CPA Firm shall be borne by the Sellers and the Purchasers equally. The CPA Firm's determination of the Calculation shall be made within 20 Business Days after the submission of the dispute to the CPA Firm and shall be set forth in a written statement delivered to the Sellers and the Purchasers by the CPA Firm and shall be final, binding and conclusive on the parties.

     (d) Any payments made pursuant to Section 2.07 shall be made by wire transfer of immediately available funds to an account indicated by the parties hereto and shall be accompanied by interest equal to the prime rate calculated on the basis of a year of 360 days for the actual number of days elapsed, accrued from the Closing Date up to and including the date of payment.

     (e) Any payments made pursuant to Section 2.07 shall be deemed to be adjustments to the Purchase Price for all Tax purposes.

     SECTION 2.09 FORCE MAJEURE ADJUSTMENT TO PURCHASE PRICE. If, as a result of Force Majeure, the total generating capacity of the Facilities is reduced by up to and including 400 megawatts, the Initial Purchase Price shall be reduced by an amount (not to exceed $60,500,000) equal to the product of (i) $605,000,000 and (ii) a fraction the numerator of which is the amount by which the generating capacity of the Facilities has been reduced (not to exceed 400) by such event of Force Majeure and the denominator of which is 4000.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     As an inducement to the Purchasers to enter into this Agreement, the Sellers hereby represent and warrant to the Purchasers as follows:

      SECTION 3.01 ORGANIZATION. AUTHORITY AND QUALIFICATION. (a) Each of ML & Co. and MLCS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and each has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each of ML & Co. and MLCS is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of the Business requires it to be so qualified, except where such failure to be qualified is not material to the Business. The execution and delivery of this Agreement and the Ancillary Agreements by the Sellers, the performance by the Sellers of their obligations hereunder and thereunder and the consummation by the Sellers of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Sellers. This Agreement has been, and upon their execution the Ancillary Agreements shall have been, duly executed and delivered by the Sellers, and (assuming due authorization, execution and delivery by the Purchasers) this Agreement constitutes, and upon their execution the Ancillary Agreements shall constitute, legal, valid and binding obligations of the Sellers enforceable in accordance with their respective terms except as such enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or by general principles of equity.

     (b) As a result of its ownership and operation of the Business, MLCS is not required to register as an "investment adviser" within the meaning of Section 202(a)(ii) of the Investment Advisers Act of 1940, as amended (the "ADVISERS ACT"), or any similar state Law, nor is MLCS required to register as a "commodity trading advisor", "commodity pool operator", "introducing broker" or "futures commission merchant" within the meaning of Section 1 (a) of the Commodity Exchange Act, as amended (the "COMMODITY EXCHANGE ACT"), or any similar state Law. MLCS is not an "investment company" (nor is MLCS required to register as an "investment company") under the Investment Company Act of 1940, as amended.

     SECTION 3.02 NO CONFLICT. Assuming compliance with the notification requirements of the HSR Act and the issuance by the FERC of an order authorizing the disposition of MLCS's jurisdictional facilities and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other Actions referred to in Section 3.03, except as may result from any facts or circumstances relating solely to the Purchasers, the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Sellers do not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of the Sellers, (b) conflict with or violate in any material respect any Law or Governmental Order applicable to the Sellers or any of its respective assets, properties or businesses including, without limitation, the Business, or (c) except as set forth in Section 3.02(c)of the Sellers' Disclosure Schedule, materially conflict with, result in any material breach of, constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or in the case of any of the following relating to the Business or the Purchased Assets, require any consent under, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Sellers are a party or by which any of such Purchased Assets is bound or affected.

     SECTION 3.03 GOVERNMENTAL CONSENTS AND APPROVALS. Except as set forth in
Section 3.03 of the Sellers' Disclosure Schedule, the execution, delivery and performance of this Agreement and each Ancillary Agreement by the Sellers do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority except (a) the notification requirement of the HSR Act, (b) the issuance by the FERC of an order authorizing the disposition of MLCS's jurisdictional facilities, (c) the approval required by the PUHCA and (d) any requirement arising solely as a result of the Purchasers' business.


     SECTION 3.04 LITIGATION. Except as set forth in Section 3.04 of the Sellers' Disclosure Schedule: (i) no Action by or against the Sellers or their Affiliates is pending or, to the knowledge of the Sellers, threatened that relates to the Business; (ii) none of the Purchased Assets are subject to any Governmental Order (nor, to the knowledge of the Sellers, are there any such Governmental Orders threatened to be imposed by any Governmental Authority); and
(iii) there is no settlement, agreement, understanding or similar arrangement between the Sellers or their Affiliates and any Governmental Authority or any Self-Regulatory Organization, which would limit the ability of the Purchasers to operate the Business in the manner currently operated and which, in each case or group of related cases, would be reasonably likely to result in a loss in excess of $500,000 (it being understood that such amount shall not be deemed material for any other purpose of this Agreement).

     SECTION 3.05 COMPLIANCE WITH LAWS. Except as set forth in Section 3.05 of the Sellers' Disclosure Schedule, the Sellers are conducting the Business in compliance in all material respects with all applicable Laws, and all material governmental approvals, permits and licenses (including, without limitation, the authorization of the FERC to sell electric power at market-based prices) required for the Sellers to conduct the Business as currently conducted have been obtained.

     SECTION 3.06 MATERIAL CONTRACTS. (a) Section 3.06 of the Sellers' Disclosure Schedule lists each of the following contracts and agreements of the Sellers relating to the Business that are in effect on the date of this Agreement (together with the Transferred Contracts the "MATERIAL CONTRACTS"):


          (i) any agreement that materially restricts or materially limits the ability of the Purchasers to freely conduct the Business or that would impose on the Purchaser any non-competition, non-solicitation obligation, or other limitations or restrictions on the conduct of affiliates of Supply;

          (ii) all agreements that involved or are reasonably expected to involve aggregate payments to or from the Business of more than $500,000 during the twelve-month period ended December 31, 2000 (other than Hedge Contracts or Structured Contracts);

          (iii) all agreements that specifically provide for aggregate payments to or from the Business (under each such agreement) of more than $500,000 in any twelve-month period beginning after December 31, 1999 or more than $2,000,000 during the term of the agreement (other than Hedge Contracts or Structured Contracts);

          (iv) all partnership or joint venture agreements or other agreements relating to the management or control of any such partnership or joint venture;

          (v) any contract, agreement, arrangement or transaction that has a maturity on or after March 2, 2002; and

          (vi) any other agreement that is material to the Sellers to the extent related to the Business (other than Hedge Contracts or Structured Contracts).

     (b ) The Sellers have made available to the Purchasers a copy of each Material Contract, together with any and all amendments or modifications thereto through and including the date hereof, and except for redacted or omitted information set forth in Section 3.06(b) of the Sellers' Disclosure Schedule each such copy is correct and complete (and which redaction or omission was done in order to comply with any applicable confidentiality agreement and which redacted or omitted portion does not contain any material terms of such Material Contract or make any other portion of the Material Contract incorrect in any material respect). Except as set forth in Section 3.06(b) of the Sellers' Disclosure Schedule, each Material Contract is in full force and effect and is valid, binding and enforceable (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and equitable principles of general application regardless of whether enforcement is sought in a proceeding in equity or at law), and the foregoing representation and agreement is not given with respect to any gaming, bucket shop, usury, insurance or commodity law, rule, or regulation; PROVIDED, HOWEVER, that the Counterparties to all Material Contracts are commercial, institutional or governmental entities and each Material Contract has been entered into in the ordinary course of the Business consistent with practices customary in the industry.

     (c) Except as set forth in Section 3.06(c) of the Sellers' Disclosure Schedule, to the knowledge of the Sellers, no other party to any Material Contract is in material breach thereof or default thereunder and the Sellers have not received any notice of termination, cancellation, breach or default under any Material Contract.

     (d) Except as set forth in Section 3.06(d) of the Sellers' Disclosure Schedule or pursuant to the Material Contracts, there is no contract, agreement or other arrangement granting any Person any preferential right to purchase, other than in the ordinary course of business consistent with past practice, any of the Purchased Assets.

     SECTION 3.07 PURCHASED ASSETS. (a) The Sellers have, and at the Closing the Purchasers will receive, good and marketable title to all of the Purchased Assets that are tangible assets, in each case free and clear of any Encumbrance, except for Permitted Encumbrances. All tangible assets constituting Purchased Assets in the aggregate (i) are in good operating condition and repair, ordinary wear and tear excepted, and (ii) are suitable for operation of the Business as currently conducted, are fit for their intended purposes and meet all requirements of Law or any Governmental Authority in all material respects.

     (b) The Sellers have, and subject to obtaining any necessary consent pursuant to Section 5.05 at the Closing the Purchasers will receive, all of the rights or benefits of the Purchased Assets that arise in favor of the Sellers pursuant to any Transferred Contract, in each case free and clear of any Encumbrance, except for Permitted Encumbrances and any condition imposed in connection with the grant of any such consent that is accepted by the Purchasers.

     (c) The Purchased Assets, together with the other rights conferred to the Purchasers in the Ancillary Agreements, constitute all of the assets, properties and rights necessary for the operation of the Business as presently conducted, except as set forth on Section 3.07 of the Sellers' Disclosure Schedule.

     SECTION 3.08 EMPLOYEE BENEFIT MATTERS. (a) Section 3.08(a) of the Sellers' Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and (iii) all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which MLCS is a party, with respect to which MLCS has any obligation or which are maintained, contributed to or sponsored by MLCS for the benefit of any Eligible Employee of the Business (collectively, the "PLANS"). True and complete copies of all Plans and all amendments thereto have been provided or made available to the Purchasers.

      (b) To the knowledge of the Sellers, all Plans, to the extent subject to ERISA, are in substantial compliance with ERISA. Each Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (each, a "PENSION PLAN") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to such qualification and, to the knowledge of the Sellers, there are no circumstances likely to result in revocation of any such favorable determination letter. Neither MLCS nor any of its Affiliates has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject MLCS to a material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

      (c) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by MLCS with respect to any ongoing, frozen or terminated "single-employer plan" within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by it, or the single-employer plan of any entity which is considered one employer with MLCS under Section 4001 of ERISA or Section 414 of the Code (an "ERISA AFFILIATE").

     (d) Except as disclosed in Section 3.08(d) of the Sellers' Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (x) entitle any Eligible Employees to severance pay or (y) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other material obligation pursuant to, any of the Plans.

     SECTION 3.09 TAXES. The Sellers have filed or caused to be filed, or will file or cause to be filed, all Tax returns required to be filed, with respect to Taxes pertaining to the Purchased Assets or the Business and all Taxes shown on such Tax returns have been paid. Such Tax returns are true, accurate and complete in all material respects. There are no Tax liens on any of the Purchased Assets.

      SECTION 3.10 BROKERS. No third-party broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of the Sellers.

      SECTION 3.11 CERTAIN EMPLOYEES. The names, places and dates of employment and a description of job function and the current base annual salary rates in 2000 and the base annual salary rates, bonuses, deferred or contingent cash compensation and other like benefits paid (in cash or otherwise) in 1999 of all Eligible Employees who had a total compensation for 1999 (on an annualized basis for part-year employees) of $200,000 or more have been provided to the Purchasers.

      SECTION 3.12 SELECTED FINANCIAL DATA. (a) Sellers do not prepare financial statements (whether balance sheets, statements of operations and cash flows, or profit and loss statements) for the Business on a stand alone basis in the ordinary and usual course (whether on a daily, weekly, monthly, or other regular period).

      (b) Section 3.12 of the Sellers' Disclosure Schedule contains certain selected financial data concerning the Business (the "BUSINESS SELECTED DATA"). The Business Selected Data has been prepared in good faith by the management of the Business based upon the financial records of the Business (it being understood that the foregoing sentence is not a representation with respect to this presentation in accordance with U.S. GAAP).

     (c) The books of account and other financial records of the Business (i) are in all material respects true, complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (ii) have been maintained in accordance with ML & Co.'s business and accounting practices.

     SECTION 3.13 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in
Section 3.13 of the Sellers' Disclosure Schedule, since November 24, 2000 through the date of this Agreement:

     (a) there has not been any Material Adverse Effect on the Business;

     (b) the Sellers have conducted the Business in the ordinary course, consistent with past practice;

     (c) the Sellers have not sold, leased or otherwise disposed of, or incurred any Encumbrance (other than Permitted Encumbrances) on, any Purchased Asset (other than Hedge Contracts or Structured Contracts);

     (d) other than in the ordinary course of business, the Sellers have not settled, compromised, waived, released or assigned any material rights or claims the Sellers have under or in respect of any Action or Material Contract or to which the Sellers are party or by which their assets are bound or covered by an insurance policy; and

      (e) there has not been any change in the accounting practices, methods or principles used by the Sellers with respect to the Business.

      SECTION 3.14 REPORTS. The Sellers and their Affiliates have timely filed all reports, registrations, statements and other filings (other than those relating to Taxes or Tax returns), together with any amendments required to be made with respect thereto, that were required to be filed by the Sellers and their Affiliates in connection with the operation of the Business since December 31, 1998 with (a) the FERC, (b) any other applicable Governmental Authorities (other than taxing authorities), (c) any Self-Regulatory Organization or (d) the WSPP (all such reports and statements, including the financial statements, exhibits and schedules thereto, being collectively referred to herein as the "REPORTS"). Each of the Reports, when filed, complied (or, if filed after the date hereof, will comply) with all applicable statutes, rules, regulations and orders of any Governmental Authority or Self Regulatory Organization or the WSPP applicable to such Report. The Sellers have provided or made available to the Purchasers true and complete copies of each Report.

     SECTION 3.15 ENVIRONMENTAL AND OTHER PERMITS AND LICENSES; RELATED MATTERS. Except as set forth in Section 3.15 of the Sellers' Disclosure Schedule or as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect in connection with the Business:


          (a) the Sellers are in compliance with all applicable Environmental Laws and all Environmental Permits and any past non-compliance with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability;

          (b) there has been no Release of any Hazardous Material on any of the real property owned or operated by the Sellers or, during the period of the Sellers' ownership, lease, use or occupancy thereof, on any property formerly owned, leased, used or occupied by the Sellers, in each case which could reasonably be expected to require remediation or other action under any Environmental Law;

          (c) the Sellers are not presently conducting any Remedial Action relating to any Release or threatened Release of any Hazardous Material at the real property owned or operated by the Sellers or at any other site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law or Environmental Permit;

          (d) none of the real property owned or operated by the Sellers is listed or, to the knowledge of the Sellers, proposed for listing, or adjoins any property that is listed or, to the Sellers' knowledge, proposed for listing, on the National Priorities List or CERCLIS or on any analogous federal, state or local list;

          (e) there are no Environmental Claims pending or, to the Sellers' knowledge, threatened against the Sellers or relating to the real property owned or operated by the Sellers, including, without limitation, with respect to any off-site disposal location used by the Sellers or with respect to previously owned or operated facilities; and

          (f) neither the execution of this Agreement or the Ancillary Agreements nor the consummation of the transactions contemplated by this Agreement or thereby will require any Remedial Action or notice to or consent of Governmental Authorities or third parties pursuant to any applicable Environmental Law or Environmental Permit, including, without limitation, the Connecticut Transfer Act and the New Jersey Industrial Site Recovery Act.

      SECTION 3.16 ACCURACY OF INFORMATION. The information provided by the Sellers to the Purchasers, in the aggregate, includes all information known to the Sellers which, in their reasonable judgment exercised in good faith, is appropriate for the Purchasers to evaluate the trading positions and trading operations of the Business.

      SECTION 3.17 WILLIAMS CONTRACT. (a) The form of the Energy Call Agreement between Williams and MLCS dated as of May 1, 2000 (the "WILLIAMS AGREEMENT") provided to the Purchasers by the Sellers, under cover of letter from Flavio C. Bartmann to Michael P. Morrell and Peter J. Dailey, dated September 27, 2000, which is identified as a "redacted version," is identical in all respects to the Williams Agreement as executed by Williams and MLCS, except that the names of the parties, the signatures, names and titles of the signatories thereto, and the names and addresses of the facilities have been changed in such redacted version. To the best of Sellers' knowledge and except as set forth in
Section 3.17(a) of the Seller's Disclosure Schedule, the Capacity Sale and Tolling Agreement by and among Williams, AES Alamitos, L.L.C., AES Huntington Beach, L.L.C. and AES Redondo Beach, L.L.C. (the "AES AGREEMENT") filed with the Federal Energy Regulatory Commission, under cover of a letter from Morrison & Foerster to the Federal Energy Regulatory Commission, dated July 16, 1999, is identical in all respects to the version of the AES Agreement currently in effect between the parties thereto.

     (b) The amount of the Fixed Payment (as defined in the Williams Agreement) required to be made under the Williams Agreement for each month during the term of the Williams Agreement, pursuant to Section 4.1 and Schedule 4.1 of the Williams Agreement, is calculated by multiplying the appropriate amount in the column headed "ML Fixed Payment" on Schedule 4.1 by 1,000,000 and dividing by twelve.

      SECTION 3.18 INTELLECTUAL PROPERTY. (a) The conduct of the Business as currently conducted, including the use of the MLCS Software and Allegro Improvements, but excluding the use of third party intellectual property, including Third Party Software, licensed to the Sellers (as such terms are defined in the Intellectual Property License) does not infringe upon or misappropriate the rights of any third party in and to its United States patents, that have issued as of the date of this Agreement, copyrights or trade secrets; (b) the Sellers' trade secrets and know-how that are to be transferred to the Purchasers with the Business (but excluding any rights or intellectual property that are to be transferred under the Intellectual Property License or Transferred Contracts), if any (the "BUSINESS INTELLECTUAL PROPERTY") is assignable by the Sellers to Purchasers without payment of additional consideration by the Purchasers to any third party; and (c) neither the execution of this Agreement nor the consummation of any transaction hereunder shall adversely affect the Sellers' rights in any material respect with respect to the Business Intellectual Property, except to the extent that such Business Intellectual Property is alienated from Sellers by the transfer to the Purchasers.

     SECTION 3.19 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Article III, neither the Sellers nor any other Person make any express or implied representation or warranty on behalf of or with respect to the Sellers, the Business or the Purchased Assets, and the Sellers hereby disclaim any representation or warranty not contained in this Article III.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     As an inducement to the Sellers to enter into this Agreement, the Purchasers hereby represent and warrant to the Sellers as follows:

     SECTION 4.01 ORGANIZATION, AUTHORITY AND QUALIFICATION. Allegheny is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Supply is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Rule 58 Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchasers have all necessary corporate or similar power and authority to enter into such of this Agreement and the Ancillary Agreements to which they are parties, to carry out its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Supply is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where such failure to be qualified does not have a material adverse effect on its business. The execution and delivery of this Agreement and the Ancillary Agreements by the Purchasers, the performance by the Purchasers of their obligations hereunder and thereunder and the consummation by the Purchasers of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or similar action on the part of the Purchasers. This Agreement has been, and upon their execution the Ancillary Agreements will be, duly executed and delivered by the Purchasers, and (assuming due authorization, execution and delivery by the Sellers) this Agreement constitutes, and upon their execution the Ancillary Agreements will constitute, legal, valid and binding obligations of the Purchasers in accordance with their respective terms except as such enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or by general principles of equity.

     SECTION 4.02 CAPITALIZATION. As of the Closing Date, subject to 2.06(b), 2.0% of the issued and outstanding Membership Interests will be owned beneficially and of record by MLCS and 98.0% of the issued and outstanding Membership Interests will be owned beneficially and of record by Allegheny, in each case free and clear of all Encumbrances. There are no options, warrants, convertible securities or other rights, agreements (other than this Agreement), arrangements or commitments of any character relating to the membership interests or obligating Supply to issue or sell any membership interests of, or any other interest in, Supply. There are no outstanding contractual obligations of Supply to repurchase, redeem or otherwise acquire any membership interests or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. Upon consummation of the transactions contemplated by this Agreement and registration of the Membership Interests in the name of MLCS in the records of Supply, MLCS, assuming it shall have purchased the Membership Interests for value in good faith and without notice of any adverse claim, will own the Membership Interests free and clear of all Encumbrances. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings (other than the Fourth Amended and Restated Limited Liability Company Agreement) in effect with respect to the voting or transfer of any of the Membership Interests.

     SECTION 4.03 NO CONFLICT. Assuming compliance with the notification requirements of the HSR Act, the issuance of the required order and Rule 58 Company power marketing license by the FERC and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.04, except as may result from any facts or circumstances relating solely to the Sellers, the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Purchasers do not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws of Allegheny or the Fourth Amended and Restated Limited Liability

Company Agreement of Supply, (b) conflict with or violate any Law or Governmental Order applicable to the Purchasers or (c) (except as set forth in Section 4.03(c) of the Purchasers' Disclosure Schedule) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or require any consent under, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license; permit, franchise or other instrument or arrangement to which the Purchasers are party or by which any of such assets or properties is bound or affected, which would have a material adverse effect on the ability of the Purchasers to consummate the transactions contemplated by this Agreement or the Ancillary Agreements.

     SECTION 4.04 GOVERNMENTAL CONSENTS AND APPROVALS. Except as set forth in
Section 4.04 of the Purchasers' Disclosure Schedule, the execution, delivery and performance by the Purchasers of this Agreement and each Ancillary Agreement to which the Purchasers are party do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to any Governmental Authority, except (a) the notification requirements of the HSR Act, (b) the issuance by the FERC of an order authorizing the disposition of MLCS's jurisdictional facilities and an order authorizing Rule 58 Company to engage in wholesale electric power and energy transactions at market based rates, (c) the approval required under PUHCA including financing the transactions contemplated hereby (the "PUHCA APPROVAL"), and (d) as required under the rules and regulations of exchanges and clearinghouses or the Commodity Exchange Act, as amended. As of the Closing Date, Supply shall have obtained or the Purchasers shall have caused Supply to obtain all such licenses, permits, consents, approvals and other similar documentation required by Supply to conduct the Business, except where the failure to obtain licenses, permits, consents, approvals and other similar documentation does not have a material adverse effect on Supply's business.

     SECTION 4.05 FERC AUTHORIZATION. Supply is a power marketer authorized by the FERC to sell electric power at market-based rates.

     SECTION 4.06 LITIGATION. Except as set forth in Section 4.06 of the Purchasers' Disclosure Schedule: (a) no Action by or against the Purchasers is pending or, to the knowledge of the Purchasers, threatened which seeks to delay or prevent the consummation of, or which would be reasonably likely to materially adversely affect the Purchasers' ability to consummate, the transactions contemplated by this Agreement and the Ancillary Agreements; (b) none of Supply's assets are subject to any Governmental Order (nor, to the knowledge of the Purchasers, are there any such Governmental Orders threatened to be imposed by any Governmental Authority); and (c) there is no settlement, agreement, understanding or similar arrangement with any Governmental Authority, any Self-Regulatory Organization or any other Person, which would limit the ability of the Purchasers to operate the Business in the manner currently operated, or in the case of clauses (b) and (c), would be outside the ordinary course of business or would be reasonably likely to have a material adverse effect on Supply.

      SECTION 4.07 ENVIRONMENTAL AND OTHER PERMITS AND LICENSES; RELATED MATTERS. Except as set forth in Section 4.07 of the Purchasers' Disclosure Schedule or as could not reasonably be expected, individually or in the aggregate, to result in a material adverse effect on Supply:

          (a) The Purchasers are in compliance with all applicable Environmental Laws and all Environmental Permits and any past non-compliance with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability.

          (b) There has been no Release of any Hazardous Material on any of the real property owned or operated by the Purchasers or, during the period of the Purchasers' ownership, lease, use or occupancy thereof, on any property formerly owned, leased, used or occupied by the Purchasers, in each case which could reasonably be expected to require remediation or other action under any Environmental Law.

          (c) The Purchasers are not presently conducting any Remedial Action relating to any Release or threatened Release of any Hazardous Material at the real property owned or operated by the Purchasers or at any other site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law or Environmental Permit.

          (d) None of the real property owned or operated by the Purchasers is listed or, to the knowledge of the Purchasers, proposed for listing, or adjoins any property that is listed or, to the Purchasers' knowledge, proposed for listing, on the National Priorities List or CERCLIS or on any analogous federal, state or local list.

          (e) There are no Environmental Claims pending or, to the Purchasers' knowledge, threatened against the Purchasers or relating to the real property owned or operated by the Purchasers, including, without limitation, with respect to any off-site disposal location used by the Purchasers or with respect to previously owned or operated facilities.

     SECTION 4.08 COMPLIANCE WITH LAWS. Except as set forth in Section 4.08 of the Purchasers' Disclosure Schedule, Supply has conducted its business in material compliance with all Laws and Governmental Orders applicable to its assets or business, except for such non-compliance as would not have a material adverse effect on Supply. Supply is not in violation of any such Law or Governmental Order, except for such non-compliance or violation as would not have a material adverse effect on its business.

      SECTION 4.09 FINANCIAL INFORMATION. (a) True and complete copies of (i) the audited consolidated balance sheet of Allegheny for each of the three fiscal years ended as of December 31, 1997, 1998 and 1999, and the related audited consolidated statements of income, retained earnings, stockholders' equity and changes in financial position of Allegheny, together with all related notes and schedules thereto, accompanied by the reports thereon of Purchasers' Accountants (collectively referred to herein as the "PURCHASER FINANCIAL STATEMENTS"), (ii) the unaudited consolidated balance sheet of Allegheny and the unaudited consolidated balance sheet of Supply, each as of June 30, 2000, and the related consolidated statements of income, retained earnings, stockholders' equity of each of Allegheny and Supply (and the change in financial position of Allegheny only) for the six months then ended, together with all related notes and schedules thereto (collectively referred to herein as the "INTERIM FINANCIAL STATEMENTS"), have been delivered by the Purchasers to the Sellers. The Purchaser Financial Statements and the

Interim Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Purchasers, (ii) present fairly the consolidated financial condition and results of operations of the Purchasers as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S. GAAP, and (iv) include all adjustments (other than normal year-end audit adjustments) (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition of each of Allegheny and Supply and the results of the operations of Allegheny and Supply as of the dates thereof or for the periods covered thereby.

     (b) Projections of the unaudited consolidated balance sheet, the related consolidated statements of income, retained eamings, stockholders' equity of Supply for each of the fiscal years ended as of December 31, 2000, 2001, 2002, 2003, 2004 and 2005 prepared by senior management of the Supply (the "PROJECTIONS") and the assumptions and supplemental data used in preparing the Projections (collectively, the "SUPPLEMENTAL DATA") are set forth in Section 4.09(b) of the Purchasers' Disclosure Schedule. The Projections were prepared in good faith on the basis of the Supplemental Data. The Projections and the Supplemental Data reflect senior management's current estimates and good faith judgment as to the expected future financial performance of Supply.

      SECTION 4.10 SEC DOCUMENTS. (a) The common stock, par value $1.25 per share, of Allegheny is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and Allegheny has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Sections 13(a) and 15(d) of the Exchange Act, in addition to one or more registration statements heretofore filed by Allegheny with the SEC. Allegheny has delivered or made available to the Sellers true and complete copies of (i) its annual report on Form 10-K for its 1999 fiscal year and quarterly reports on Form 10-Q for the 2000 fiscal year, (ii) proxy statements, information and solicitation materials filed by Allegheny with the SEC since January 1, 2000 and (iii) each other report, registration statement, proxy statement and other documents filed with the SEC since the filing of its most recent Form 10-K (all of the foregoing, collectively, the "SEC DOCUMENTS").

      (b) As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local law, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 4.11 TAXES. Supply has filed or caused to be filed or will file or will cause to be filed, or Allegheny has caused Supply to file or caused to be filed or will file or will cause to be filed, all Tax returns required to be filed with respect to Taxes pertaining to its assets or its business and all Taxes shown on such Tax returns have been paid. Such Tax returns are true, accurate and complete in all material respects. There are no Tax liens on any of the assets of Supply. Any and all transfer and other similar Taxes or charges with respect to assets and properties Supply has acquired or will acquire prior to the Closing Date have been fully paid or will be fully paid when due.


     SECTION 4.12 BROKERS. Other than Salomon Smith Bamey Inc. whose fees and expenses shall be paid by Allegheny, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Allegheny.

     SECNON 4.13 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Article IV, neither the Purchasers nor any other Person makes any express or implied representation or warranty on behalf of or with respect to Purchasers or Supply, and the Purchasers hereby disclaim any representation or warranty not contained in this
Article IV.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

     SECTION 5.01 CONDUCT OF BUSINESS PRIOR TO THE CLOSING. (a) Subject to Sections 5.01(b) and 5.17, the Sellers covenant and agree that, from the date hereof until the earlier of the Closing or the termination of this Agreement, the Sellers shall operate the Business in the ordinary course and consistent with prior practice, which includes entering into new Structured Contracts and, in connection therewith, maintaining the risk profile of the Business (as determined by historical standards) by using commercially reasonable efforts to enter into Hedge Contracts. Without limiting the generality of the foregoing, the Sellers shall use their reasonable commercial efforts to preserve intact the Business and (solely with respect to the Business) the relationships of the Sellers with their employees, suppliers and others, including, without limitation, the Counterparties, having business relationships with the Business.

      (b) The Sellers covenant and agree that, prior to the Closing, except as otherwise expressly permitted by this Agreement or as set forth in Section 5.01(b) of the Sellers' Disclosure Schedule, without the prior written consent of the Purchasers, which shall not be unreasonably withheld or delayed, the Sellers will not do any of the following with respect to the Business:

          (i) grant or increase any bonus, salary, severance, termination or other compensation or benefits to any Eligible Employee;

          (ii) change any accounting methods, policies or practices;

          (iii) permit or allow any of the Purchased Assets to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Closing;

          (iv) amend, assign, terminate, cancel or compromise any claims of the Sellers against any Counterparties (other than individual claims of less than $200,000, PROVIDED that the aggregate of all claims so amended, assigned, terminated, canceled or compromised does not exceed $2,000,000) or waive any other similar rights of value to the Sellers which claims or rights are included therein (it being understood that the foregoing shall not restrict the Sellers' right to close out any transaction under a Master Agreement on a negotiated and mutually acceptable basis agreed upon between the Sellers and a counterparty);

          (v) sell, transfer, lease, sublease, license or otherwise dispose of any Material Contracts or tangible property that is material to the Business;

          (vi) make any material changes in the methods of operations of the Business except in accordance with past practice, including, without limitation, risk management practices and policies relating thereto; PROVIDED, HOWEVER, that even if a change is in accordance with past practice, the Sellers will not make any changes in the methods of operations of the Business that would adversely affect the ability of the Purchasers to conduct the Business after the Closing in substantially the same manner as heretofore conducted;

          (vii) acquire or make any material investment in any other Person;

          (viii) make or commit to make any capital expenditure in excess of $150,000;

            (ix) (A) subject to Section 5.17, enter into any agreement that is not listed and that would be required to be listed as a Material Contract in Section 3.06 of the Sellers' Disclosure Schedule if it had been in effect as of the date of this Agreement, or (B) terminate, modify in any material respect or waive any material rights under any Material Contract listed in such Section;

          (x) enter into any transaction or transactions that would, in the aggregate, increase or decrease the net average hourly quantity of megawatt hours of electricity that is required to be delivered or for which delivery is required to be taken by the Business, by more than 350 MW hours in any calendar year subsequent to the year 2000;

            (xi) enter into any transaction or contract that has a duration of more than seven years;

            (xii) incur any indebtedness for money borrowed other than indebtedness which shall be an Excluded Liability; and

          (xiii) agree, whether in writing or otherwise, to take any of the actions specified in this Section 5.01(b).

          SECTION 5.02 ACCESS TO INFORMATION. (a) Upon reasonable notice, the Sellers and the Purchasers shall cause their respective officers, employees, agents, representatives, accountants and counsel to: (i) afford the other's officers, employees and authorized agents, accountants, counsel and representatives reasonable access, during normal business hours, to the offices, properties, plants, other facilities, environmental records, books and records of (x) the Sellers relating to the Business and to those employees and counsel of the Sellers who are knowledgeable about the Business and (y) the Purchasers relating to Supply's business and to

Supply's employees and counsel; and (ii) furnish to the officers, employees and authorized agents, accountants, counsel and representatives of each other such additional financial and operating data and other information (or legible copies thereof) regarding the assets, properties and goodwill of (x) the Business, as the Purchasers may from time to time reasonably request and (y) Supply's business, as the Sellers may from time to time reasonably request; PROVIDED, HOWEVER, that the foregoing shall not require either the Sellers or the Purchasers to permit any inspection, or to disclose any information, that in the reasonable judgment of the Sellers or the Purchasers, as the case may be, would result in the disclosure of any trade secrets of third parties, the loss of any applicable attorney-client privilege or violate any of their obligations with respect to confidentiality so long as such party shall have used reasonable efforts to obtain approval to such inspection or disclosure of such information.

     (b) In order to facilitate the resolution of any claims made against or incurred by the Sellers or the Purchasers prior to the Closing with respect to this Agreement or the transactions contemplated hereby, the Sellers and the Purchasers shall (i) retain their respective books and records (with regard to the Sellers, relating to the Business, and with regard to the Purchasers, relating to Supply's business) for periods prior to the Closing in a manner reasonably consistent with the prior practice of the Sellers or the Purchasers, as applicable, and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of the Sellers and the Purchasers reasonable access (including the right to make, at the Sellers' or at the Purchasers' expense, photocopies), during normal business hours, to such books and records (subject to any confidentiality obligations and any attorney-client privilege).

     (c) In order to facilitate the resolution of any claims made by or against or incurred by the Sellers or the Purchasers after the Closing with respect to this Agreement or the transactions contemplated hereby, other than claims by either Seller or Purchaser against each other, the Sellers and the Purchasers shall (i) retain the books and records of the Business and the Purchasers' business in a manner consistent with the Sellers' or Purchasers' document retention policies and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of the Sellers or the Purchasers reasonable access (including the right to make photocopies, at the expense of the Sellers or the Purchasers), during normal business hours, to such books and records (subject to any confidentiality obligations and any attorney-client privilege).

     (d) The Sellers and the Purchasers shall cooperate with each other with respect to the exchange of information contemplated by Section 5.02(b) and (c), and shall, in addition thereto, make available to the other all witnesses as may be reasonably necessary in connection with resolving such claim; PROVIDED, HOWEVER, that reasonable out-of-pocket expenses incurred by the Sellers or the Purchasers, as the case may be, related to providing such information or making such personnel available, shall be reimbursed by the party making or against whom such claims are made.

     (e) The Sellers agree to provide the Purchasers with copies, at the same time they are distributed to any officers or employees of the Sellers, of all risk management reports or analyses, "stress tests" and other analyses of risk exposure (including, but not limited to, market and credit risk or exposure) prepared relating to the Business. Prior to Closing, any written material related to the Business prepared by or for the Risk Oversight Committee of ML & Co.

shall be delivered to the Purchasers at the same time that such materials are delivered or made available to such Risk Oversight Committee. In addition, Sellers agree that between the date hereof and the Closing Date, they shall provide to the Purchasers on a weekly basis a written report which shall set forth a summary of trade information for that week in form and substance to be mutually agreed to by the parties. Written confirmations received by the Sellers related to any transaction set forth on a Weekly Report shall be delivered to the Purchasers promptly after receipt thereof.

     SECTION 5.03 CONFIDENTIALITY. Prior to the Closing, the Purchasers agree to, and shall cause their agents, representatives, Affiliates, employees, officers and directors to, treat and hold as confidential (and not disclose or provide access to any Person to) all information relating to trade secrets, processes, patent and trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential or proprietary information with respect to the Business. The Sellers agree to, for a period of three (3) years following the Closing Date, and shall cause their agents, representatives, Affiliates, employees, officers and directors to treat and hold as confidential (and not disclose or provide access to any Person to) (x) all information relating to trade secrets, processes, patent and trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential or proprietary information with respect to Supply and (y) all information related to the Business and the Purchase Assets (it being understood that the confidentiality obligations in this clause (y) shall apply for the Restricted Period only). In the event that the Purchasers or Sellers (as applicable) or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, such person shall provide the other with prompt written notice of such requirement so that such other party may seek a protective order or other remedy or waive compliance with this Section 5.03, and, in the event that such protective order or other remedy is not obtained, or such other party waives compliance with this Section 5.03, furnish only that portion of such confidential information which is legally required to be provided and exercise their reasonable best efforts to obtain assurances that confidential treatment will be accorded such information. In addition, Sellers may disclose information related to the Business or the Purchased Assets to Counterparties, but only to the extent necessary in order to consummate the transactions contemplated hereby or the transactions contemplated by the Ancillary Agreements. This Section shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by the Purchasers or Sellers, or their respective agents, representatives, Affiliates, employees, officers and directors, as applicable; PROVIDED THAT, with respect to Intellectual Property, specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain. In addition, with respect to Intellectual Property, any combination of features shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain. The Purchasers and Sellers each agree and acknowledge that remedies at law for any breach of their obligations under this Section 5.03 are inadequate and that in addition thereto the Sellers or the

Purchasers, as applicable, shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

     SECTION 5.04 REGULATORY AUTHORIZATIONS. (a) Each party hereto shall use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Ancillary Agreements and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. The parties hereto agree to cooperate, complete and file any joint applications for any authorizations from any Governmental Authorities reasonably necessary or desirable to effectuate the transactions contemplated by this Agreement. The parties hereto agree that they will keep each other apprised of the status of matters relating to completion of the transactions contemplated herein, including promptly furnishing the other with copies of notices or other communications received by the Purchasers or the Sellers, from all third parties and Governmental Authorities with respect to the transactions contemplated by this Agreement and the Ancillary Agreements.

     (b ) The Purchasers and the Sellers each agree to promptly prepare and file, if necessary, an HSR Filing with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "DOJ"). Each such party hereby covenants to cooperate with the other such party to the extent reasonably necessary to assist in making reasonable supplemental presentations to the FTC or the DOJ, and, if requested by the FTC or the DOJ, to promptly amend or furnish additional information thereunder. Nothing in this Agreement shall be construed as an obligation on the part of any of the parties hereto to take any actions with respect to the FTC or the DOJ other than those set forth in this Section 5.04(b), and without limitation to the foregoing, nothing in this Section 5.04 shall require, or be construed to require, the Purchasers or the Sellers to proffer to, or agree to, sell or hold separate and agree to sell, before or after the Closing Date, any assets, businesses, or interest in any assets or businesses of the Purchasers or the Sellers or any of their respective Affiliates (including, for the avoidance of doubt, the Business} or to agree to any material changes or restriction in the operations of any such assets or businesses (including, for the avoidance of doubt, the Business).

     SECTION 5.05 THIRD PARTY NOTICES AND CONSENTS. {a) The Sellers and the Purchasers agree that, in the event that any consent, approval or authorization that is necessary or desirable to preserve for the Business any right or benefit under any Transferred Contract (or any sales, purchase order, bid or offer that is a Purchased Asset) is not obtained prior to the Closing, the Sellers will, subsequent to the Closing, cooperate with the Purchasers in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable.

     (b) Anything in this Agreement to the contrary notwithstanding, MLCS is not obligated to transfer to Supply at the Closing any of its rights and obligations in and to any of the Transferred Contracts without first having obtained all necessary consents and waivers required for such transfer. In addition, subject to the following proviso (and it being understood that this sentence and proviso shall not apply after the Closing Date), nothing in this Agreement shall be construed as requiring the Purchasers to accept the transfer or assignment of any Transferred Contract (or any sales, purchase order, bid or offer that is a Purchased Asset) if the consent or waiver granted by the counterparty to the Transferred Contract imposes any condition that the

Purchasers in their sole and absolute discretion determine is unreasonable; PROVIDED, HOWEVER, that (except with respect to Counterparties that have immaterial relationships with the Business), if necessary in order to obtain the consent or waiver of a Counterparty, Allegheny shall agree to offer a guarantee to the Counterparty containing customary terms. Except as provided in Section 5.05(b) of the Sellers' Disclosure Schedule, the Sellers shall use their commercially reasonable efforts to obtain each of the consents or approvals of parties to the Transferred Contracts required in connection with the transactions contemplated hereby under the terms of such Transferred Contracts. To the extent that any Transferred Contract is not capable of being assigned, transferred, leased, subleased, licensed or sublicensed without the consent or waiver of the issuer thereof or the other party thereto or any third party including a government or Governmental Authority, or if such assignment, transfer, 1ease, sublease, license or sublicense or attempted assignment, transfer, lease, sublease, license or sublicense would constitute a breach thereof or a violation of any Law, this Agreement shall not constitute an assignment, transfer, lease, sublease, license or sublicense thereof, or an attempted assignment, transfer, lease, sublease, license or sublicense of any such Transferred Contract. Notwithstanding the foregoing, except with respect to Transferred Contracts that are the subject of ML Rule 58 Company Electric Power Master Agreement or the ML Rule 58 Company ISDA Master Agreement (which shall be governed by the provisions set forth therein, respectively), if any consent for any agreement is not obtained and such agreement shall not be assigned, transferred, leased, subleased, licensed or sublicensed, the Sellers shall, to the extent possible without incurring any liability to any third party for which the Purchasers have not agreed to reimburse the Sellers, keep the agreement in effect (such agreements kept in effect are referred to herein as the "SELLER MAINTAINED AGREEMENTS") and to the extent reasonably possible give the Purchasers the benefit of the Seller Maintained Agreement to the same extent as if it had been assigned including, without limitation: (i) cooperating with the Purchasers in holding any rights under agreements for which no consent to assign rights to Purchaser is obtained ("NON-ASSIGNABLE RIGHTS") in trust for the Purchasers or acting as an agent for the Purchasers; (ii) enforcing any rights of the Sellers arising from such Non Assignable Rights against the issuers thereof or the other party or parties thereto; (iii) taking all such actions and doing, or causing to be done, all such things at the request of the Purchasers as shall be reasonably necessary and proper in order that the value of any Non-Assignable Rights shall be preserved and shall inure to the benefit of Purchasers; and (iv) paying over to the Purchases all monies or other assets collected by or paid to the Sellers in respect of such Non-Assignable Rights.

     (c) The Purchasers shall fully perform all of the obligations under any Seller Maintained Agreement pursuant to the terms thereof.

     (d) Prior to the Closing, the Sellers shall use their best efforts (up to $1,200,000) to obtain all necessary consents, approvals, waivers or authorizations from Allegro Development Corporation ("ALLEGRO") in order to assign to the Rule 58 Company as of the Closing Date the Master License and Professional Services Agreement, dated as of December 21, 1998 between Allegro and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("ALLEGRO AGREEMENT"). In the event that the Sellers are unable to obtain such consents, approvals, waivers or authorizations as contemplated by the immediately preceding sentence, then prior to the Closing, the Sellers shall (i) purchase from Allegro in the name and for the benefit of Rule 58 Company a license to the Allegro Software (as defined in the Intellectual Property License), which license shall be identical in all material respects to the license currently granted under the

Allegro Agreement with respect to the Allegro Software (a "NEW ALLEGRO LICENSE") or (ii) reimburse the Purchasers for the costs incurred by the Purchasers in obtaining a New Allegro License on their own behalf; PROVIDED that, in the case of either (i) or (ii), Sellers only obligation and liability shall be to pay the one-time license fee related to the purchase of the New Allegro License. In the event that the Sellers shall not have complied with any of the forgoing covenants as of the Closing Date, in addition to any other remedy which may be available to Purchasers, the Sellers shall, at the request of and at no cost to Purchasers, provide all services which are supported by the Allegro Software (the "ALLEGRO SERVICES") that are necessary or beneficial to the Rule 58 Company in order to operate the Business in the manner conducted prior to the Closing Date (and the Purchasers shall make available to the Sellers such of the Purchased Assets as may be necessary in order to provide such services). If the Allegro Services are requested by the Purchasers, (i) such services shall be performed on a timely basis and in a professional manner, and (ii) the Sellers shall provide the Purchasers with clean written and appropriately forwarded electronic records of the Allegro Services to the extent required for the reasonable operation of the Business and the receipt of such services by the Purchasers. Each party shall ensure that the transmission of all information in connection with the Allegro Services shall be conducted in such a manner as to protect information provided to or produced by the Allegro Services from unauthorized access or disclosure.

     (e) Sellers shall use their reasonable efforts to obtain any consent, approval or authorization necessary to transfer the Assigned Third Party Software to the Purchasers prior to Closing. In the event that Sellers are unable to obtain the consent, approval or authorization prior to Closing with respect to a license agreement governing an Assigned Third Party Software (as defined in the Intellectual Property License) ("NON-ASSIGNED THIRD PARTY SOFTWARE LICENSE"), Sellers shall reimburse the Purchasers for reasonable one-time license fees incurred by Purchasers in obtaining a new license substantially identical in all material respects to the applicable Non-Assigned Third Party Software License.

     SECTION 5.06 NOTICE OF DEVELOPMENTS. Prior to the Closing, each party hereto shall promptly notify the other party in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which are reasonably likely to result in a breach of any representation or warranty or covenant of such party in this Agreement or which would have the effect of making any representation or warranty of such party in this Agreement untrue or incorrect in any respect; PROVIDED, HOWEVER, that no such notification shall affect in any manner the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto, including, without limitation, the right to indemnification under Article IX) or the conditions to the obligations of the parties under this Agreement.

     SECTION 5.07 USE OF INTELLECTUAL PRODERTY. (a) The Purchasers acknowledge that from and after the Closing, the name "Merrill Lynch" and all similar or related names, marks and logos, including, but not limited to, the "bull" logo (all of such names, marks and logos being the "MERRILL LYNCH MARKS") shall be owned by ML & Co., that neither the Purchasers nor any of their respective Affiliates shall have any rights in the Merrill Lynch Marks and that neither the Purchasers nor any of their respective Affiliates will contest the ownership or validity of any rights of the Sellers in or to the Merrill Lynch Marks.

     (b) The Sellers agree to permit the use of the Merrill Lynch Marks in connection with (i) the joint press release of the Purchasers and the Sellers announcing the signing of this Agreement and the transactions contemplated hereunder and (ii) the initial communication with Counterparties covering the future of business relations with Supply. In addition, for a period not exceeding six months after the Closing Date, the Sellers, at their discretion, may permit use of the Merrill Lynch Marks to assist Supply in its client development and marketing activities. The form and substance of any use of the Merrill Lynch Marks shall be subject to the prior approval of Merrill Lynch, which shall be granted or withheld in its sole discretion.

     SECTION 5.08 NON-COMPETITION. (a) For a period of 30 months after the Closing (the "RESTRICTED PERIOD"), the Sellers and their controlled subsidiaries shall not directly or indirectly engage in the Business anywhere in North America or Europe, or own the equity securities of, manage, operate or control, any Person that engages in the Business.

     (b) Notwithstanding the provisions of Section 5.08(a) above:

          (i) the Sellers and their Affiliates may engage in energy related risk management hedging transactions as long as such hedging transactions are effected exclusively by utilizing futures contracts and securities traded on organized exchanges subject to regulation under the Exchange Act, the Commodity Exchange Act or comparable government regulation;

          (ii) if Supply is not actively engaged as a going concern trading physically settled contracts in electricity on a continuous basis in Europe within twelve months after the Closing Date, the Sellers may compete within Europe and this Section 5.08 will have no further force or effect as it relates to Europe;

          (iii) the Sellers and their Affiliates may effect or recommend transactions, either as principal, agent or advisor on behalf of third parties, in the ordinary course of the business of the Sellers or their Affiliates, in, relating to or involving (x) securities of companies engaged in the Business or their subsidiaries and Affiliates, including, without limitation, transactions in which the Sellers or their Affiliates are acting as an investment banking organization providing advisory services, an investment advisor, an investment company, a broker or dealer in securities, as an underwriter or placement agent of securities, or market maker, specialist, arbitrageur or block positioner in such securities, and (y) financial assets and liabilities and the related factoring and servicing operations of the Sellers and their Affiliates, including, without limitation, transactions involving deposit accounts, commercial and consumer loans, commercial and residential mortgages, government-backed or government-insured asset-related securities, accounts receivable and other evidences of indebtedness;

          (iv) the Sellers and their Affiliates may hold, for investment purpose only (and without any management or control rights, whether existing in contract or otherwise), a financial interest of not greater than five percent in any Person that is engaged in activities performed as of the date of this Agreement by the Business and derives more than 20% of its gross revenues from such engagement;

          (v) the Sellers and their Affiliates may hold a noncontrolling equity ownership interest of less than 50% (acquired after the date of this Agreement) (and without any management or control rights, whether existing in contact or otherwise) in any Person engaged in activities performed by the Business as of the date hereof, if the gross revenues derived from such Person's engagement in such activities during the immediately preceding twelve-month period was equal to less than the lesser of: (x) 20% of the gross revenues of such Person; and (y) $20,000,000;

          (vi) the Sellers and their Affiliates may, subject to subsection (c) below, hold a controlling equity ownership interest of 50% or more (acquired after the date of this Agreement) in any Person engaged in activities performed by the Business as of the date hereof, if the gross revenues derived from such Person's engagement in such activities (during the immediately preceding twelve-month period) did not exceed one-third of the gross revenues of such Person; and

          (vii) the Sellers and their Affiliates may take any action necessary to maintain and hedge all contracts not transferred to Supply.

     (c) If during the Restricted Period ML & Co., directly or indirectly through any of its controlled subsidiaries, acquires (pursuant to Section 5.08(b)(vi) above) a controlling equity interest in an entity that is engaged in the Business, ML & Co. shall promptly notify Supply of such event (an "ACQUISITION NOTICE") and provide Supply with all material information relating to such acquired business (including all financial information reasonably requested by Supply) and, if Supply so requests (by providing notice to ML & Co. within 30 days of the applicable Acquisition Notice), enter into an agreement with Supply to sell any entity or division engaged in the Business to Supply at fair market value (as determined by an appraisal of an independent investment bank of nationally recognized standing mutually selected by Sellers and Purchasers). If, during the Restricted Period, Supply elects not to purchase such entity or fails to give such 30 days' notice, ML & Co. or its controlled subsidiary shall use its best efforts to sell the business to a third party and if such sale is not consummated, retain the business.

     (d) If during the Restricted Period the Sellers have Affiliates that control the Sellers (the "ACQUIROR"), such Affiliates and their subsidiaries that are not subsidiaries of the Sellers shall be free to engage in the Business; PROVIDED, HOWEVER, during the Restricted Period, the Sellers and their controlled subsidiaries (and persons transferred from Sellers and its controlled subsidiaries to such Affiliate and its subsidiaries) shall not (i) allow any of its employees (PROVIDED that such employees were also employees of the Sellers or any of their controlled subsidiaries prior to the date on which any Affiliate of the Sellers obtained control of the Sellers (the "CHANGE OF CONTROL DATE")) to refer any client or potential client other than to Supply and (ii) permit the use of the Merrill Lynch Marks in the conduct of the business of the Acquiror, or any of the Acquiror's Affiliates (PROVIDED that such Affiliates were also Affiliates of the Acquiror prior to the Change of Control Date), other than the Business of Purchasers as set forth herein.

     (e) As a separate and independent covenant, the Sellers agree with the Purchasers that, for a period of 30 months following the Closing, the Sellers and their controlled subsidiaries will not (i) employ or solicit, or receive or accept the performance of services by, any Key Employee or (ii) solicit for employment any Transferred Employee that is not a Key Employee (provided that this clause (ii) shall not prohibit the Sellers from employing any such person who either (x) responds to a broadly distributed employment advertisement by the Sellers or (y) approaches the Sellers for employment without any solicitation by the Sellers).


     (f) The Restricted Period shall be extended by the length of any period during which the Sellers are in breach of the terms of this Section 5.08.

     (g) Each of the Sellers and the Purchasers acknowledge that the covenants of each party set forth in this Section 5.08 are an essential element of this Agreement and that, but for the agreement of the other party to comply with these covenants, neither the Sellers nor the Purchasers would have entered into this Agreement. Each of the Sellers and the Purchasers acknowledges that its undertakings pursuant to this Section 5.08 constitute an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement by the other party. Each of the Sellers and the Purchasers has independently consulted with its counsel and after such consultation agrees that the covenants set forth in this Section 5.08 are reasonable and proper.

     SECTION 5.09 EMPLOYEE SOLICITATION. The Purchasers agree that during the Restricted Period, neither the Purchasers nor any of their respective subsidiaries shall solicit for employment any employees of the Sellers; PROVIDED, HOWEVER, that this covenant shall not prohibit the Purchasers from soliciting for employment any Eligible Employee, and PROVIDED FURTHER that this covenant shall not prohibit the Purchasers from employing any employees of the Sellers who either (x) respond to a broadly distributed employment advertisement by the Purchasers or (y) approach the Purchasers for employment without any solicitation by the Purchasers.


     SECTION 5.10 EXCLUDED LIABILITIES. The Sellers shall pay and discharge the Excluded Liabilities as and when the same become due and payable.

     SECTION 5.11 INITIAL PUBLIC OFFERING OF SUPPLY. If Allegheny proposes to effect an initial public offering of Supply's equity securities (the "IPO"), Allegheny agrees to offer to engage Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") as its co-lead managing underwriter (with joint-bookrunning rights and full and equal economics) in connection with the IPO on customary terms (including, without limitation, as applicable, representations, warranties, covenants, conditions, indemnities and fees) offered by major investment banking firms for similar transactions at such time. MLPF&S may decline any such engagement in its sole and absolute discretion. In any case, any such engagement by MLPF&S shall only become a commitment by MLPF&S to assume such engagement when such engagement is set forth and agreed to by MLPF&S in a separate underwriting or other applicable type of agreement. The right of MLPF&S to be offered the position of co-lead managing underwriter shall continue only if, at the time of the IPO, the Sellers are in compliance with the terms of Section 5.08 and the Sellers and their Affiliates have not sold any of their Membership Interests.

     SECTION 5.12 MANAGERS OR DIRECTORS OF SUPPLY: Until the earliest to occur of: (a) the termination of the Referral Agreement; (b) MLCS (or its permitted transferees) sells any of its Membership Interests; or (c) Supply completes an IPO, the Sellers shall have the right to nominate one manager to serve on the managing committee, or one director to serve on the board of directors, as the case may be, of Supply (which manager or director, as applicable, shall be reasonably acceptable to Supply) (it being understood that the initial director shall be Mr. Flavio C. Bartmann and he and any subsequent manager or director, as the case may be, shall be a nonvoting manager or director, if necessary to comply with PUHCA).

     SECTION 5.13 ADJUSTMENTS. (a) If at any time during the period between the date of this Agreement and the Closing Date, any change in the outstanding Membership Interests of Supply shall occur by reason of any reclassification, recapitalization, membership interests split or combination, exchange or readjustment of Membership Interests, or any similar transaction, or any membership interests dividend thereon with a record date during such period, the Membership Interests of MLCS shall be appropriately adjusted (either through increasing or decreasing the number of Membership Interests of MLCS) to provide MLCS with the ownership percentage as contemplated by this Agreement prior to such event.

     (b) In the event the number of Membership Interests of MLCS is adjusted pursuant to Section 5.13(a) above, such adjustment shall not, in any event, increase the ownership percentage of MLCS to five percent or more of the outstanding Membership Interests of Supply and any Membership Interests that were to be provided to MLCS pursuant to Section 5.13(a) that would increase the ownership interest of MLCS to five percent or more of the outstanding membership interests of Supply (the "EXCESS INTERESTS") will be held by the Purchasers and MLCS shall receive an amount in cash equal to the fair market value of the Excess Interests.

     SECTION 5.14 INCORPORATION OF SUPPLY. (a) The Sellers agree that the Purchasers shall have the right (but not be obligated) prior to the Closing to incorporate Supply under the laws of Delaware and to qualify such corporation under Subpart C of the Code. In the event the Purchasers incorporate Supply pursuant to the foregoing sentence, the articles of incorporation and by-laws of such corporation shall reflect, MUTATIS MUTANDIS, the provisions set forth in the Fourth Amended and Restated Limited Liability Company Agreement (and it being understood that in the event of an IPO, the articles of incorporation and by-laws of Supply shall at the time of the IPO be in such form as determined by the Purchasers after consultation with the underwriters).

     (b) After the Closing Date, if, in connection with Supply's conversion from a limited liability company into a corporation, Supply elects to structure such conversion as a merger (the "MERGER"), with a subsidiary of Allegheny (the "MERGER SUB") then: (i) the Merger Sub must be a wholly owned subsidiary of Allegheny; (ii) the relative ownership interests, on a percentage basis, of the Sellers and the Purchasers, respectively, shall remain the same after the consummation of the Merger as they are immediately prior to the Merger; and
(iii) Allegheny represents and warrants to Sellers that, as of the date of the Merger, Merger Sub does not have any liabilities (contingent or otherwise) that would be required to be disclosed on a balance sheet prepared in accordance with U.S. GAAP.

     SECTION 5.15 TRANSFER OF ASSETS. Allegheny shall use its best efforts to contribute to Supply the energy generating capacity reflected in the Projections. If Allegheny is prohibited by Law (after using best efforts to comply therewith) to contribute to Supply substantially all of such energy generating capacity or substantially all of the economic benefits thereof by the date which is eighteen months from the Closing Date (the "REPURCHASE DATE"), then the Sellers (and their permitted assigns) shall have the right, exercisable on the Repurchase Date, to require Allegheny to repurchase all (but not less than all) of the Membership Interests issued to the Sellers pursuant to the terms hereof for an amount equal to $115,000,000 plus an amount of interest equal to the prime rate of Citibank, N.A., calculated on the basis of a year of 360 days for the actual number of days elapsed, accrued from the Closing Date up to and including the Repurchase Date, in cash. If the Sellers have the right to require a repurchase on the Repurchase Date and choose not to do so, then, if Allegheny thereafter contributes generating capacity, such contribution or the substantial benefit of such capacity shall be effected on arm's-length terms and, to the extent required for equity of Supply, result in an adjustment to the percentage ownership of Allegheny in Supply.

     SECTION 5.16 FURTHER ACTION. Each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

     SECTION 5.17 STRUCTURED CONTRACTS. Prior to the Closing Date, MLCS may, without the consent of the Purchasers, enter into one or more new Structured Contracts. In such a case, MLCS shall (i) promptly notify the Purchasers of the execution of a new Structured Contract, (ii) propose to the Purchasers a value to be ascribed to such Structured Contract and (iii) provide the Purchasers with all material information relating to such Structured Contract. The Purchasers shall, within ten Business Days after the receipt of all such material information, notify MLCS whether it elects (which election is in its sole and absolute discretion) to purchase such Structured Contract at the price proposed by MLCS or at another price mutually agreed upon by the parties. If the Purchasers elect to purchase such Structured Contract, it shall be deemed to be a Purchased Asset for all purposes under this Agreement and the agreed upon value will be added to the cash portion of the Purchase Price. If Supply declines to purchase such Structured Contract or MLCS and Supply cannot agree upon a purchase price for any individual Structured Contract, then (x) such Structured Contract shall be treated as an Excluded Asset, and the Sellers shall be under no obligation to transfer such Structured Contract and Purchasers shall be under no obligation to acquire such Structured Contract and (y) the Sellers may elect to treat as Excluded Assets any Hedge Contracts directly related to such Structured Contract.

     SECTION 5.18 SALE OR TRANSFER OF THE MEMBERSHIP INTERESTS. (a) Except to any direct or indirect wholly-owned subsidiary of ML & Co. (which shall remain a wholly-owned subsidiary of ML & Co. for so long as it holds the Membership Interests), the Sellers shall not be entitled to sell or transfer the Membership Interests either directly or indirectly for a period of 18 months after the Closing Date; PROVIDED, HOWEVER, if Supply completes an IPO prior to the expiration of the 18-month period, the Sellers shall agree to a customary lock-up provision for a period of at least 6 months. If, however, an IPO is not completed within the 18-month restricted period, then the Sellers shall be free to sell or transfer the Membership Interests; PROVIDED that the Sellers may not transfer the Membership Interests to any Person engaged in the Business or if such transfer could require Supply to register under the Exchange Act. If an IPO is completed after the 18-month period and the Sellers participate in the IPO, the Se11ers shall not sell or transfer the Membership Interests for the lock-up period required by the underwriters.

     (b) If Allegheny at any time contributes any assets related to the production or generation of nuclear power to Supply or any of its subsidiaries, then the Sellers (and their permitted assigns) shall be entitled to sell or transfer the Membership Interests to any Person, provided that the Sellers may not transfer the Membership Interests to any Person engaged in the Business or if such transfer could require Supply to register under the Exchange Act.

     SECTION 5.19 ADDITIONAL PUT RIGHTS. (a) If the IPO has not occurred within two (2) years of the Closing Date, MLCS or its Affiliates shall have the right to sell the Membership Interests to Allegheny for an amount equal to $115,000,000 plus interest, compounded quarterly, on such amount equal to the prime rate of Citibank, N.A., calculated on a basis of a year of 360 days for the actual number of days elapsed from the Closing Date through the date of payment.

     (b) In the event that MLCS or any of its Affiliates is the owner of record and beneficially of greater than 4.9% of the outstanding Membership Interests prior to an IPO, MLCS or any of its Affiliates shall have the right to sell its Membership Interests to Allegheny for fair market value (it being understood that any such sale to Allegheny shall not affect Sellers' rights under Section
5.11 as co-lead managing underwriter).

     SECTION 5.20 ANCILLARY AGREEMENTS. Each of the parties hereto agrees that it shall enter into and deliver, at or prior to the Closing, each of the Ancillary Agreements to which it is intended to be a party.

     SECTION 5.21 NYMEX SEATS. Prior to the Closing Date, Sellers shall use their reasonable best efforts to obtain the consent of the New York Mercantile Exchange to transfer Seats No. 285 and 733 on the New York Mercantile Exchange (the "SEATS") to Purchasers. The Purchasers shall take all reasonable actions to assist Sellers in obtaining such consent. In the event Sellers do not obtain such consent (other than as a result of the status or identity of Allegheny) by the Closing Date, Sellers shall promptly thereunder sell the Seats on the auction market maintained by the New York Mercantile Exchange and shall remit to the Purchasers the full amount of the proceeds of such sale.

     SECTION 5.22 PEPCO TRADING BOOK. (a) The Sellers covenant and agree that, on the date hereof, they shall establish a separate account on its books and records (the "PEPCO ACCOUNT"), which shall contain (i) the Pepco Contract; and
(ii) each of the transactions listed on Schedule 2.01(b) to this Agreement. After the date hereof, any and all additional transactions entered into by MLCS that are intended to hedge, or that otherwise directly relate to, the Pepco Agreement (the "ADDITIONAL PEPCO TRADES") shall be included in the Pepco Account. MLCS shall identify each Additional Pepco Trade at the time that it is executed and sha1l ensure that each such Additional Pepco Trade is included in the Pepco Account. The Pepco Account shall contain no transactions other than those identified in this paragraph and all such transactions contained in the Pepco Account as of the Closing Date shall be Excluded Assets for purposes of this Agreement.

     (b) The Sellers and the Purchasers shall negotiate in good faith regarding the terms and conditions of: (i) the provision by the Purchasers of scheduling services in connection with transactions in the Pepco Account; and (ii) in consideration for such services, the provision by the Sellers of all clearing services in connection with transactions in futures contracts and options on futures contracts executed for the account of Supply as part of the conduct of the Business.

     SECTION 5.23 FUTURE INTERMEDIATION TRANSACTIONS. The Sellers and the Purchasers shall negotiate in good faith regarding the development of additional operational guidelines pursuant to which Future Intermediation Transactions (as defined in the Intermediation Services Agreement) shall be entered into in accordance with Section 1 of the Intermediation Services Agreement.

                                   ARTICLE VI

                                EMPLOYEE MATTERS

     SECTION 6.01 OFFER OF EMPLOYMENT. Rule 58 Company shall offer employment to each of the then-current employees of MLCS or its Affiliates (the "EMPLOYEES") listed on Schedule 6.01 who are Eligible Employees (as defined below) as of the Closing Date or upon the return of any such Eligible Employee to active employment. Sellers agree that if Rule 58 Company so requests, Sellers shall, after the Closing Date, second as consultants to Purchasers not more than two persons who would have otherwise been Transferred Employees hereunder, for a period of not more than one year from the Closing Date. For purposes of this Agreement, "Eligible Employees" means (i) all active Employees on the Closing Date, including Employees on temporary leave for purposes of jury or annual two-week national service/military duty, Employees on vacation and Employees on a regularly scheduled day off from work; and (ii) Employees who on the Closing Date are on maternity or paternity leave, educational leave, military leave with veteran's reemployment rights under federal law, leave under the Family Medical Leave Act of 1993, approved personal leave, short or long-term disability leave or medical leave; PROVIDED, HOWEVER, that no such Employee shall be guaranteed reinstatement to active service if his return to employment is contrary to the terms of his leave. Each Eligible Employee who accepts such offer of employment shall be a "Transferred Employee" for purposes of this Agreement upon the later of the Closing Date or, with respect to Eligible Employees described in clause
(ii) of the second sentence of this paragraph, the return of such Eligible Employee to active employment (the "PURCHASER EMPLOYMENT DATE"). MLCS shall terminate the employment of (i) each Key Employee that is actively employed with the Sellers on the Closing Date, as of the Closing Date, and (ii) each other Key Employee that is capable of working for Supply upon return to active employment, on the date such employee returns to active employment.

     SECTION 6.02 COMPENSATION AND BENEFITS OF TRANSFERRED EMPLOYEES. Effective as of the Purchaser Employment Date, Transferred Employees shall cease to be covered by any employee benefit plans of the Sellers or its Affiliates and on and after the

Purchaser Employment Date, the Transferred Employees shall be covered by the employee benefit plans and programs of the Purchasers (the "PURCHASERS PLANS"). The Purchasers shall credit each Transferred Employee with full credit for service with MLCS and its Affiliates prior to the Purchaser Employment Date for purposes of eligibility and vesting under the Purchasers Plans (other than vacation and severance plans) and for purposes of eligibility, vesting and benefit calculation under any Purchasers Plan providing vacation or severance benefits; PROVIDED, HOWEVER, that with respect to benefit accrual under a Purchaser Plan which is a defined benefit pension plan, a Transferred Employee shall also receive full credit for service with MLCS and its Affiliates prior to the Purchaser Employment Date only if such Transferred Employee remains an employee of Supply or its Affiliates for three consecutive years following the Closing Date.

     SECTION 6.03 DEFINED CONTRIBUTION PLANS. Following the Closing Date, the Purchaser shall permit each Transferred Employee who so elects to make a direct transfer of an eligible rollover distribution, within the meaning of Section 401(a)(31) of the Code, from each of Seller's defined contribution plans to a defined contribution plan of the Purchaser applicable to the Transferred Employee. To the extent that all or a portion of the balance of any Transferred Employee's account under a defined contribution plan of the Seller includes an outstanding plan loan to such Transferred Employee, the Purchaser shall cause the applicable defined contribution plan of the Purchaser to accept such outstanding loan as part of the direct transfer and shall cause such plan to permit the continued amortization of the loan by the Transferred Employee in accordance with its terms and the applicable provisions of ERISA and the Code.

     SECTION 6.04 FLEXIBLE SPENDING ACCOUNTS. On or prior to the Closing Date, the Seller shall separate its Health Care Flexible Spending Account and Dependent Care Account into two separate arrangements: one covering Transferred Employees ("SELLER'S FSAS") and one covering other persons participating therein on the effective date of such separation. The Purchaser shall assume Seller's FSAs and all obligations to pay claims thereunder not submitted to the Seller with respect to each Transferred Employee as of the Transferred Employee's Purchaser Employment Date and may, at its option, merge Seller's FSAs with its analogous flexible spending accounts (Seller's FSAs or Purchaser's analogous arrangements, as constituted immediately following the Closing Date, being referred to herein as "PURCHASER'S FSAS"). Seller shall transfer cash to the Purchasers (within thirty (30) days following the Closing Date) equal to the aggregate obligations assumed under the Sellers FSAs. Each Transferred Employee shall be credited immediately following the Purchaser Employment Date under the Purchaser's FSAs with amounts available for reimbursement between the Closing Date and December 31, 2001 equal to such amounts as were credited under Seller's FSAs with respect to such person immediately prior to such Purchaser Employment Date. The Purchaser shall give effect under the Purchaser's FSAs to calendar year 2001 elections made by Transferred Employees with respect to Seller's FSAs. Any claims for reimbursement outstanding and unpaid as of the Purchaser Employment Date may, at the option of the Seller, either be processed and, if allowed, paid by the Seller or forwarded to the Purchaser for processing, and the Purchaser shall reimburse the Seller for any such claims paid by the Seller within 30 days of notification by the Seller of the amounts of such claims and persons to whom paid. The parties agree to make reasonable, good faith efforts to implement the provisions of this Section 6.04 to take into account the complexity of transferring Health Care Flexible Spending Accounts and Dependent Care Accounts and to take into account that coverage under the Seller's programs typically continues until the last day of the month during which a participant's termination of employment occurs.

     SECTION 6.05 MEDICAL CLAIMS. Any claims pursuant to the medical, dental or health benefit plans of the Sellers relating to events occurring prior to the Purchaser Employment Date shall be the responsibility of the Sellers according to the terms and conditions of such medical, dental or health benefit plan. Any claims filed pursuant to a medical, dental or health benefit plan relating to events occurring on or after the Purchaser Employment Date shall be the responsibility of the Purchasers according to the medical, dental or health benefit plan of the Purchasers. The Purchasers' medical, dental, or health benefit plans shall waive any pre-existing condition limitations on coverage for Transferred Employees and shall give each Transferred Employee full credit for any deductible or co-payments under the Sellers' plans for the year in which the Purchaser Employment Date occurs.

     SECTION 6.06 RETENTION BONUSES. The Purchasers shall assume and make or cause to be made payments of the retention bonuses (the "RETENTION BONUSES") to certain Transferred Employees at the times, in the amounts and subject to the conditions specified to the Purchasers in writing by the Sellers prior to the Closing Date; PROVIDED, HOWEVER, that the Purchasers shall not be required to make any such payment to a Transferred Employee without first having received payment from the Seller of the amount of such Retention Bonus payment plus the employer portion of FICA and other applicable payroll taxes (collectively, the "FICA AND PAYROLL TAXES"). In the event the Purchaser desires to make a Retention Bonus payment and then seek reimbursement from the Seller (provided that the Purchasers have no obligation to do so) of the amount thereof as well as the FICA and Payroll Taxes, the Sellers shall reimburse the Purchasers as soon as practicable after receipt of written notice from the Purchaser that such payment has been made.

     SECTION 6.07 ACCRUED VACATION. The Sellers agree to pay to each Transferred Employee on the Purchaser Employment Date in accordance with the applicable vacation policies any accrued but unused vacation time under the Sellers' vacation policies.

     SECTION 6.08 COBRA. Supply shall be responsible for providing COBRA benefits and notices to all Transferred Employees as required by applicable law.


                                  ARTICLE VII

                                  TAX MATTERS

     SECTION 7.01 CONVEYANCE TAXES. The Sellers on the one hand and the Purchasers on the other hand shall be equally liable for any real property transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement; except that the Purchasers shall be solely liable for any such Taxes which become payable in connection with the contribution by Allegheny to Supply of its energy generating capacity. With the cooperation of the Sellers, the Purchasers shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. The Sellers shall execute and deliver all instruments and certificates necessary to enable the Purchasers to comply with the foregoing. The Purchasers shall complete and execute a resale or other exemption certificate with respect to the inventory items so)d hereunder, and shall provide the Sellers with executed copies thereof.

     SECTION 7.02 MISCELLANEOUS. (a) The Sellers and the Purchasers agree to treat all payments made by either of them to or for the benefit of the other under the indemnity provisions of this Agreement and for any misrepresentations or breaches of warranties or covenants as adjustments to the Purchase Price or as capital contributions for Tax purposes.

     (b) The Sellers will deliver to the Purchasers their proposed allocation of the Purchase Price and the Assumed Liabilities, on Schedule 7.02(b), in accordance with the rules under Section 1060 of the Code and the Regulations within 30 days following the Closing Date. If Purchasers disagree with any items reflected on Schedule 7.02(b), Purchasers shall notify, within 20 Business Days following the delivery of Schedule 7.02(b) by the Sellers in writing, Sellers of such disagreement and their reasons for so disagreeing, in which case Sellers and Purchasers shall attempt to resolve the disagreement. If the parties have not resolved any such dispute at least 20 days following the giving of such written notice by Purchasers, the dispute shall be referred to an independent accounting firm whose determination shall be binding on both parties. Sellers and Purchasers each agree to prepare and file an IRS Form 8594 in a timely fashion pursuant to Schedule 7.02(b) in accordance with the rules under Section 1060 of the Code and the Regulations. To the extent that the Purchase Price is adjusted after the Closing Date, the parties agree to revise and amend Schedule 7.02(b) and IRS Form 8594 in the same manner and according to the same procedure. The allocation of the Purchase Price and the Assumed Liabilities pursuant to this subsection shall be binding on Sellers and Purchasers for all Tax reporting purposes except that neither party shall be unreasonably impeded in their ability and discretion to negotiate, compromise and/or settle any Tax audit, claim or similar proceedings.

     (c) For purposes of this Article VII, "the Purchasers" and "the Sellers," respectively, shall include each member of the affiliated group of corporations of which it is or becomes a member (other than the Sellers, except to the extent expressly referenced).

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

     SECTION 8.01 CONDITIONS TO OBLIGATIONS OF THE SELLERS AND THE PURCHASERS. The obligations of the Sellers and the Purchasers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

     (a) HSR ACT. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Purchased Assets contemplated by this Agreement shall have expired or shall have been terminated;

     (b) NO PROCEEDING OR LITIGATION. No Action shall have been commenced by any Governmental Authority against either the Sellers or the Purchasers, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Sellers or the Purchasers, is likely to render it impossible or unlawful to consummate such transactions; PROVIDED, HOWEVER, that the provisions of this Section 8.01(b)shall not apply to (x) the Purchasers, if the Purchasers have directly or indirectly solicited or encouraged any Action against the Sellers or (y) the Sellers, if the Sellers have directly or indirectly solicited or encouraged any Action against the Purchasers; and


     (c) ANCILLARY AGREEMENTS. The parties hereto shall have executed and delivered to each other each of the Ancillary Agreements to which they are a party.

     SECTION 8.02 CONDITIONS TO OBLIGATIONS OF THE SELLERS. The obligations of the Sellers to consummate the transactions contemplated by this Agreement also shall be subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions:

     (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties of the Purchasers contained in this Agreement that are qualified as to materiality or material adverse effect shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the Closing, with the same force and effect as if made as of the Closing Date (except that any representation and warranty that is expressly as of another date, need only be true and correct in accordance with the foregoing standards as of such date), (ii) the covenants and agreements contained in this Agreement to be complied with by the Purchasers on or before the Closing Date shall have been complied with in all material respects, and
(iii) the Sellers shall have received a certificate from the Purchasers to such effect signed by duly authorized officers thereof;

     (b) LICENSE AND REGISTRATION. The Purchasers shall have provided evidence that Rule 58 Company is properly licensed, registered and approved by the FERC in order to validly conduct the Business;

     (c) RATINGS AGENCIES. The Purchasers shall have delivered evidence that Supply has been given an "investment grade" credit rating from Moody's Investors Services, Inc. or Standard & Poor's, Inc.; and

     (d) MATERIAL ADVERSE EFFECT ON SUPPLY. There shall not have occurred any material adverse effect on Supply (it being understood that a failure by Allegheny to contribute to Supply substantially all of the energy generating capacity as set forth in Section 5.15 herein shall not constitute a material adverse effect) and there shall not exist any facts or circumstances that, individually or in the aggregate, are reasonably likely to have a material adverse effect on Supply; PROVIDED that if such condition to Closing is not satisfied on the Closing Date, Allegheny shall have the right, in lieu of the issuance of the Membership Interests, to pay MLCS the amount of $115,000,000 in cash, and this condition to Closing shall no longer apply.

     SECTION 8.03 CONDITIONS TO OBLIGATIONS OF THE PURCHASERS. The obligations of the Purchasers to consummate the transactions contemplated by this Agreement also shall be subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions:


     (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties of the Sellers contained in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the Closing, with the same force and effect as if made as of the Closing Date (except that any representation and warranty that is expressly as of another date, need on1y be true and correct in accordance with the foregoing standards as of such date), (ii) the covenants and agreements contained in this Agreement to be complied with by the Sellers on or before the Closing Date shall have been complied with in all material respects, and (iii) the Purchasers shall have received a certificate from the Sellers to such effect signed by duly authorized officers thereof;

     (b) PUHCA APPROVAL. The approval of the SEC under PUHCA, if any, relating to the execution, delivery, financing and performance of this Agreement and the Ancillary Agreements and the operations of Supply's business and Rule 58 Company's business shall have been obtained;

     (c) REGULATORY APPROVALS. Any approvals or registrations required pursuant to the Commodity Exchange Act, as amended, any Self Regulatory Organization, or any designated contract market (as defined thereunder) shall have been obtained;

     (d) CONSENTS AND APPROVALS. Rule 58 Company shall have received, each in form and substance reasonably satisfactory to the Purchasers, all governmental authorizations, consents, orders and approvals required to consummate the transactions contemplated hereby;

     (e) EXCHANGE-TRADED RISK MANAGEMENT CONTRACTS. The Sellers shall have obtained and delivered to the Purchasers consents from relevant exchanges for the transfer to Supply of exchange-traded risk management contracts included in the Transferred Contracts; and

     (f) FORCE MAJEURE. No event of Force Majeure shall have occurred and be continuing which has the result of reducing by more than 400 megawatts the electric generating capacity of the Facilities.

     (g) RE-REGULATION OF THE CALIFORNIA ENERGY MARKETS. There shall not have occurred any of the following events: (i) legislation (whether in the form of a bill in the California State Senate (the "SENATE") or the California State Assembly (the "ASSEMBLY")), the purpose of which is (x) the establishment of "hard" price caps or rate caps on energy of $150 per megawatt hour or less, (y) condemnation, or exercise of the power of eminent domain, of the Facilities or
(z) the imposition of cost-of-service rate regulation on sales of power in the California wholesale energy market that has a material adverse effect on the Williams Agreement (the "LEGISLATION"), has been voted upon and approved by both the Assembly and the Senate, has not been vetoed by the Governor of the State of California (the "GOVERNOR") and has been signed into the statutory law of the State of California; (ii) the issuance of a formal written report on the Legislation by the Energy, Utilities and Communications Committee of the Senate or the Utilities and Commerce Committee of the Assembly to the entire legislative body of the

Assembly or the Senate, as appropriate, which report, subsequently, is explicitly supported by a formal public announcement made by the Governor; (iii) the issuance by the California Public Utilities Commission of either a notice of proposed rulemaking or a final, non-appealable order or the promulgation by the Governor of an emergency order, in either case, the purpose of which is (x) the establishment of "hard" price caps or rate caps on energy of $150 per megawatt hour or less, (y) condemnation, or exercise of the power of eminent domain, of the Facilities or (z) the imposition of cost-of-service rate regulation on sales of power in the Califomia wholesale energy market that has a material adverse effect on the Williams Agreement; or (iv) the issuance by the FERC of either a notice of proposed rulemaking or a final, non-appealable order, in either case, the purpose of which is (x) the establishment of "hard" price caps or rate caps on energy of $150 per megawatt hour or less or (y) the imposition of cost-of-service rate regulation on sales of power in the California wholesale energy market that has a material adverse effect on the Williams Agreement.

                                   ARTICLE IX

                                 INDEMNIFICATION

     SECTION 9.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Sellers and the Purchasers contained in this Agreement and the Ancillary Agreements shall survive the Closing until 18 months following the Closing Date; PROVIDED, HOWEVER, that the representations and warranties made pursuant to (i) Sections 3.01, 3.10, 4.01 and 4.12 shall survive indefinitely (ii) Sections 3.06 and 3.17 shall survive until three (3) years after the Closing Date and (iii) Sections 3.09 and 4.11 shall survive until 60 days following the expiration of the applicable statute of limitations. Neither the period of survival nor the liability of any party hereto with respect to such party's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the other party. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by a party hereto to the other party, then the relevant representations and warranties as to such claim shall survive, until such claim has been finally resolved.

     SECTION 9.02 INDEMNIFICATION BY THE SELLERS. (a) The Purchasers and their Affiliates, officers, directors, employees, agents, successors and assigns (each a "PURCHASER INDEMNIFIED PARTY") shall be indemnified and held harmless by the Sellers for and against any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter a "LOSS"), arising out of or resulting from:

          (i) the breach of any representation or warranty made by the Sellers contained in the Acquisition Documents; or

          {ii) claims, actions, suits and proceedings relating to Sellers' provision of the Allegro Services, including any Losses incurred due to an interruption of such services as a result of a claim, action, suit or proceeding; or

               (iii) the breach of any covenant or agreement by the Sellers contained in the Acquisition Documents; or

                (iv) any Excluded Liability.

     (b) The Purchasers acknowledge and agree that their sole and exclusive remedy with respect to any and all claims relating to this Agreement and the transactions contemplated hereby (other than claims of, or causes of action arising from, fraud) shall be pursuant to the indemnification provisions set forth in this Article IX or as provided in Section 11.11 hereof. In furtherance of the foregoing, the Purchasers hereby waive to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) it may have against the Sellers and their Affiliates arising under or based upon any Law, in equity or otherwise (except pursuant to the indemnification provisions of the Sellers set forth in this Article IX or as provided in Section 11.11 hereof).

     SECTION 9.03 INDEMNIFICATION BV THE PURCHASERS. (a) The Sellers and their Affiliates, officers, directors, employees, agents, successors and assigns (each, a "SELLER INDEMNIFIED PARTY"; together with any Purchaser Indemnified Party, an "INDEMNIFIED PARTY") shall be indemnified and held harmless by Supply for and against any and all Losses arising out of or resulting from:

          (i) the breach of any representation or warranty made by the Purchasers contained in the Acquisition Documents; or

          (ii) the breach of any covenant or agreement by the Purchasers contained in the Acquisition Documents; or

          (iii) any Assumed Liability.

     (b) The Sellers acknowledge and agree that their sole and exclusive remedy with respect to any and all claims relating to this Agreement and the transactions contemplated hereby (other than claims of, or causes of action arising from, fraud) shall be pursuant to the indemnification provisions set forth in this Article IX or as provided in Section 11.11 hereof. In furtherance of the foregoing, the Sellers hereby waive to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) it may have against the Purchasers and their Affiliates arising under or based upon any Law, in equity or otherwise (except pursuant to the indemnification provisions of the Purchasers set forth in this Article IX or as provided in Section 11.11 hereof).

     SECTION 9.04 CERTAIN PROCEDURES. An Indemnified Party shall give the party indemnifying such Indemnified Party (the "INDEMNIFYING PARTY") notice of any matter which such Indemnified Party has determined has given or would give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof in reasonable detail, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of an Indemnifying Party under this Article IX with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Article IX ("THIRD PARTY CLAIMS") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, such Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within 60 days of the receipt by the Indemnified Party of such notice; PROVIDED, HOWEVER, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article IX except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article IX. The Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice reasonably satisfactory to the Indemnified Party if it gives notice of its intention to do so to such Indemnified Party within five (5) days of the receipt of such notice from the Indemnified Party; PROVIDED, HOWEVER, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of such Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, pertinent records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party.

     SECTION 9.05 LIMITS ON INDEMNIFICATION. (a) No claim may be made against the Sellers pursuant to Section 9.02(a)(i) unless the aggregate of all Losses of the Purchaser Indemnified Parties with respect to Section 9.02(a)(i) shall exceed an amount equal to $12,000,000, and the Sellers shall then only be liable for Losses, jointly and severally, in excess of such $12,000,000 amount.


     (b) No claim may be made against Supply pursuant to Section 9.03(a)(i) unless the aggregate of all Losses of the Sellers Indemnified Parties with respect to Section 9.03(a)(i) shall exceed an amount equal to $12,000,000, and Supply shall then only be liable for Losses in excess of such $12,000,000 amount.

     (c) Notwithstanding anything to the contrary contained in this Agreement, the maximum amount of indemnifiable Losses which may be recovered from (x) the Sellers arising out of or resulting from the causes enumerated in Section 9.02(a)(i) shall be an amount equal to $375,000,000 and (y) Supply arising out of or resulting from the causes set forth in Section 9.03(a)(i) is $50,000,000.

     (d) Payments pursuant to Sections 9.02 and 9.03 shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received by any Indemnified Party from any third party with respect thereto net of any future increased cost associated with the collection of any such proceeds or payment.

     (e) No party hereto shall have any liability under this Agreement or the transactions contemplated hereby for any consequential, punitive, indirect, special or incidental damages.

                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER


     SECTION 10.01 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

     (a) by Purchasers upon a breach of any representation, warranty, covenant or agreement on the part of the Sellers set forth in this Agreement, or if any representation or warranty of the Sellers shall have become untrue, in either case such that the conditions set forth in Section 8.01(a) would not be satisfied ("TERMINATING SELLER BREACH"); PROVIDED, HOWEVER, that if such Terminating Seller Breach is curable by the Sellers through the exercise of their reasonable best efforts and for so long as the Sellers continue to exercise such reasonable best efforts after written notice thereof from the Purchasers to the Sellers, Allegheny may not terminate this Agreement under this
Section 10.01(a);

     (b) by the Sellers upon a breach of any representation, warranty, covenant or agreement on the part of the Purchasers set forth in this Agreement, or if any representation or warranty of the Purchasers shall have become untrue, in either case such that the conditions set forth in Section 8.01(a) would not be satisfied ("TERMINATING PURCHASER BREACH"); PROVIDED, HOWEVER, that if such Terminating Purchaser Breach is curable by the Purchasers through the exercise of their reasonable best efforts and for so long as the Purchasers continues to exercise such reasonable best efforts after written notice thereof from the Sellers to the Purchasers, ML & Co. may not terminate this Agreement under this
Section 10.01(b);

     (c) by either ML & Co. or Allegheny if the Closing shall not have occurred by May 31, 2001; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 10.01(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the proximate cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

     (d) by either ML & Co. or Allegheny in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

     (e) by the mutual written consent of ML & Co. and Allegheny.

     SECTION 10.02 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 10.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except
(i) Sections 11.01, 11.02, 11.03, 11.04, 11.05, 11.06, 11.07, 11.09, 11.10 and
11.11 will survive termination and (ii) that nothing herein shall relieve either party from liability for any willful breach of this Agreement.

                                   ARTICLE XI

                               GENERAL PROVISIONS

     SECTION 11.01 EXPENSES. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

     SECTION 11.02 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy, by registered or certified mail (postage prepaid, return receipt requested) or by e-mail (with confirming notice to be sent concurrently via another form of delivery) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

                   (a) if to MLCS:
                       Merrill Lynch Capital Services, Inc.
                       222 Broadway, 17th Floor
                       New York, New York 10038
                       Telephone:(212) 449-0088
                       Telecopy: (212) 449-0188
                       Attention: Peter J. Kelly
                       e-mail: pkelly@exchange.ml.com

                       or


                       if to ML & Co.:
                       Merrill Lynch & Co., Inc.
                       222 Broadway, 17th Floor
                       New York, New York 10038
                       Telephone: (212) 449-0180
                       Telecopy: (212) 670-0180
                       Attention: Mark B. Goldfus
                       e-mail: mgoldfus@exchange.ml.com

                       with a copy to:
                       Shearman & Sterling

                       599 Lexington Avenue
                       New York, New York 10022
                       Telephone: (212) 848-4000
                       Telecopy: (212) 848-7179
                       Attention: John A. Marzulli, Jr., Esq.
                       e-mail: jmarzulli@shearman.com


                   (b) if to Rule 58 Company:
                       Allegheny Energy Supply Company, LLC
                       RR12 Box 1000
                       Roseytown Road
                       Greensberg, Pennsylvania 15601
                       Telephone: (800) 255-3443
                       Telecopy: (301) 665-2751
                       Attention: Michael P. Morrell
                       e-mail: mmorrel@allegheny energy.com

                       or

                       if to Supply:
                       Allegheny Energy Supply Company, LLC
                       RR12 Box 1000
                       Roseytown Road
                       Greensberg, Pennsylvania 15601
                       Telephone: (800) 255-3443
                       Telecopy: (301) 665-2751
                       Attention: Michael P. Morrell
                       e-mail: mmorrel@allegheny energy.com

                       or

                       if to Allegheny:
                       Allegheny Energy, Inc.
                       10435 Downsville Pike
                       Hagerstown, Maryland 21740
                       Telephone: (800) 255-3443
                       Telecopy: (301) 665-2739
                       Attention: Thomas K. Henderson, General Counsel e-mail: thender@alleghenypower.com with a copy to:

                       Sullivan & Cromwell
                       125 Broad Street
                       New York, New York 10004

                       Telephone: (212) 558-4000
                       Telecopy:  (212) 558-3588
                       Attention: Joseph B. Frumkin
                       e-mail:   frumkinj@sullcrom.com


     SECTION 11.03 PUBLIC ANNOUNCEMENTS; CONFIDENTIALITY. (a) No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party and the parties shall cooperate as to the timing and contents of any such press release or public announcement; PROVIDED, HOWEVER, that each party hereto may make any filing with any applicable Governmental Authority required or advisable under the federal securities laws of the United States.

     (b) For a period of two years following the Closing Date, the Sellers shall, and shall cause their Affiliates to, preserve the confidentiality of the terms of this Agreement, the Ancillary Agreements and all of the confidential or proprietary information pertaining to the Transferred Contracts; PROVIDED that
(i) the Sellers may use and disclose such information as has been publicly disclosed (other than by the Sellers or any of their Affiliates in breach of their obligations under this Section 11.03(b)) and (ii) to the extent that the Sellers or any of their Affiliates thereof may become legally compelled to disclose any of such information, the Sellers or such Affiliate may (only to the extent so compelled) disclose such information if they have used reasonable efforts in good faith, and shall have afforded the Purchasers the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information required to be so disclosed.


     (c) For a period of two years following the Closing Date, the Purchasers shall, and shall cause their Affiliates to, preserve the confidentiality of the terms of this Agreement, the Ancillary Agreements and of all confidential or proprietary information pertaining to the Transferred Contracts; PROVIDED that
(i) the Purchasers may use and disclose such information as has been publicly disclosed (other than by the Purchasers or any of their Affiliates in breach of their obligations under this Section 11.03(c)) and (ii) to the extent that the Purchasers or any of their Affiliates thereof may become legally compelled to disclose (including in connection with a securities offering of Supply) any of such information, the Purchasers or such Affiliate may (only to the extent so compelled) disclose such information if they have used reasonable efforts in good faith, and shall have afforded the Sellers the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information required to be so disclosed.

     SECTION 11.04 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     SECTION 11.05 ENTIRE AGREEMENT. This Agreement, the Ancillary Agreements, the Disclosure Schedules and any other written document executed by and between any of the Sellers and any of the Purchasers that specifically states that such document is an Ancillary Agreement, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the Sellers and the Purchasers with respect to the subject matter hereof and thereof other than the Confidentiality Agreement between ML & Co. and Allegheny dated September 1, 2000, as amended October 27, 2000.

     SECTION 11.06 ASSIGNMENT OF THIS AGREEMENT; WAIVER. (a) This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Sellers and the Purchasers (which consent may be granted or withheld in the reasonable discretion of the Sellers or the Purchasers); PROVIDED, HOWEVER, this Agreement may be assigned by operation of law or otherwise without the express written consent of the Sellers and the Purchasers to their respective Affiliates so long as such assignment does not relieve the assigning party of liability hereunder.

     (b) Either party to this Agreement may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (iii) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

     SECTION 11.07 NO THIRD PARTY BENEFICIARIES. Except for the provisions of
Article IX relating to Indemnified Parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without limitation, any union or any employee or former employee of the Sellers, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

     SECTION 11.08 AMENDMENT. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Sellers and the Purchasers or (b) by a waiver in accordance with Section 11.06(b).

     SECTION 11.09 GOVERNING LAW; JURISDICTION; FORUM; WAIVER OF JURY TRIAL. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the county and state of New York. The parties hereto expressly (i) consent and agree to the exclusive jurisdiction of any such court or venue therein, (ii) waive any objection that such courts are an inconvenient forum or do not have jurisdiction over any party hereto and (iii) agree that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 11.02 of this Agreement.

     (b) The parties hereto hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby.

     SECTION 11.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 11.11 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or in equity without the necessity of demonstrating the inadequacy of monetary damages.

     IN WITNESS WHEREOF, the Sellers and the Purchasers have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                       MERRILL LYNCH & CO., INC.

                       By:     /s/ Thomas W. Davis
                               ----------------------------
                       Name:   Thomas W. Davis
                       Title:  Executive Vice President



                       MERRILL LYNCH CAPITAL SERVICES, INC.

                       By:     /s/ Flavio C. Bartmann
                               ----------------------------
                       Name:   Flavio C. Bartmann
                       Title:  Director



                       ALLEGHENY ENGERY INC.

                       By:     /s/ A. J. Noia
                               ----------------------------
                       Name:   A. J. Noia
                       Title:  CEO


                       ALLEGHENY ENERGY SUPPLY COMPANY, LLC

                       By:     /s/ A. J. Noia
                               ----------------------------
                       Name:   A. J. Noia
                       Title:  CEO


                       ALLEGHENY ENERGY GLOBAL MARKETS, LLC
                        By Allegheny Energy Supply Company, LLC, its sole member and manager

                       By:     /s/ A. J. Noia
                               ----------------------------
                       Name:   A. J. Noia
                       Title:  CEO